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                                                                        EX-10.79

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                       SERVICING RIGHTS PURCHASE AGREEMENT

                                 by and between

                             OCWEN FEDERAL BANK FSB
                                                  (Purchaser)

                                       and

                        NEW CENTURY MORTGAGE CORPORATION
                                                  (Seller)

                          Dated as of February 28, 2001

================================================================================
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01            Defined Terms ......................................   1

                                   ARTICLE II

                     SALE AND CONVEYANCE OF SERVICING RIGHTS
Section 2.01            Agreement to Sell the Servicing Rights .............   7
Section 2.02            Purchase Price .....................................   7
Section 2.03            Reimbursement of Advances ..........................   8
Section 2.04            Closing Conditions .................................   8
Section 2.05            Breakup Fee ........................................   9
Section 2.06            Clean-Up Calls .....................................  10
Section 2.07            Solicitation of Mortgage Loans .....................  10

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
Section 3.01            Representations and Warranties of the Seller .......  11
Section 3.02            Certain Provisions Relating to the Seller's
                        Representations and Warranties .....................  16
Section 3.03            Representations and Warranties of the Purchaser ....  17

                                   ARTICLE IV

                   CLOSING DATE AND TRANSFER DATE DELIVERIES
Section 4.01            Documents, Schedules and Exhibits Required with
                        Respect to the Closing Date ........................  18
Section 4.02            Documents and Schedules Required With Respect
                        to the Transfer Date ...............................  19
Section 4.03            Access to Information ..............................  22
Section 4.04            Transfer Expenses ..................................  22
Section 4.05            Purchaser to Service Pursuant to MBS
                        Servicing Agreements ...............................  23
Section 4.06            Document Deficiencies ..............................  23

                                    ARTICLE V

                                    REMEDIES
Section 5.01            Seller's Indemnification Obligations ...............  24
Section 5.02            Purchaser's Obligations ............................  24


                                        i

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                                   ARTICLE VI

                     ADMINISTRATION OF TRANSFER OF SERVICING
Section 6.01            Interim Servicing ..................................  26
Section 6.02            Notice Letters of Transfer .........................  28
Section 6.03            Statements .........................................  28
Section 6.04            Tax Contracts ......................................  28
Section 6.05            Payments and Notices Received After the
                        Transfer Date ......................................  28
Section 6.06            Service Bureau Cooperation .........................  29
Section 6.07            Limitations on Interim Servicing ...................  29
Section 6.08            Custodian Approval .................................  29
Section 6.09            Missing Social Security Number; Forms W-8 or W-9 ...  30
Section 6.10            Servicing Platform .................................  30

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS
Section 7.01            Publicity ..........................................  32
Section 7.02            Consents ...........................................  32
Section 7.03            Third Party Purchase Option ........................  32

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS
Section 8.01            Amendment ..........................................  34
Section 8.02            Governing Law ......................................  34
Section 8.03            Notices ............................................  34
Section 8.04            Exhibits ...........................................  35
Section 8.05            General Interpretive Principles ....................  35
Section 8.06            Reproduction of Documents ..........................  35
Section 8.07            Counterparts .......................................  36
Section 8.08            Entire Agreement, Successors and Assigns ...........  36
Section 8.09            Intention of the Parties ...........................  36
Section 8.10            Brokerage Commissions ..............................  36
Section 8.11            Further Assurances .................................  36


                                       ii

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                                    SCHEDULES

A.      Mortgage Loan Schedule
B.      Defaults under MBS Servicing Agreements
C.      Assignments, Transfers or Encumbrances of Servicing Rights

                                    EXHIBITS

1.      Contents of Mortgage File
2.      Form of Seller's Closing Certificate
3.      Form of Opinion of Counsel to the Seller
4.      Servicing Documents
5.      Computer Tape Format
6.      List of MBS Servicing Agreements
7.      Form of Pricing Letter
8.      Summary of Terms and Conditions for Interim Servicing Agreement
9.      Document Deficiency List
10.     Form of Collection Account Agency Agreement
11.     Servicing Standards

                       SERVICING RIGHTS PURCHASE AGREEMENT

            This Servicing Rights Purchase Agreement ("Agreement") is made as of February 28, 2001 and is executed between New Century Mortgage Corporation, a California corporation ("Seller") and Ocwen Federal Bank FSB, a federally chartered savings bank ("Purchaser").

                              PRELIMINARY STATEMENT

            The Seller owns the Servicing Rights (as defined herein) with respect to certain residential mortgage loans which are subject to one of the MBS Servicing Agreements which are identified on Exhibit 6. The Seller desires to resign as servicer and/or master servicer under the MBS Servicing Agreements and to sell and transfer the Servicing Rights to the Purchaser, and the Purchaser desires to be appointed as the servicer and/or master servicer under the MBS Servicing Agreements and to purchase and assume the Servicing Rights to the extent hereinafter provided.

            In consideration of the mutual agreements hereinafter set forth, the Seller and the Purchaser agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases shall have the following meanings specified in this
Article:

            "Advance": Any amounts advanced in accordance with the terms of an MBS Servicing Agreement in connection with delinquent Monthly Payments, the payment of taxes and insurance or otherwise made with respect to a Mortgage Loan in accordance with the Servicing Requirements applicable to the Mortgage Loan and reimbursable in accordance with such Servicing Requirements.

            "Agreement": This Servicing Rights Purchase Agreement including all schedules, exhibits and supplements hereto and amendments hereof.

            "Ancillary Income": All release fees, late payment charges, assumption fees, insufficient fund charges, float, investment income and earnings with respect to any Collection Account, distribution account, REO account or similar account, and other similar fees, other than prepayment penalties and fees.

            "Assignment of Mortgage": An assignment of a Mortgage, notice of transfer or equivalent instrument, in form acceptable for recording and sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect of record the transfer of the Mortgage.

            "Bond Insurance Policy": With respect to each MBS Servicing Agreement as to which any of the certificates issued thereunder are subject to bond insurance, the policy issued by the related Bond Insurer pursuant to which such insurance is provided.

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                                       -2-


            "Bond Insurer": With respect to each MBS Servicing Agreement as to which any of the certificates issued thereunder are subject to a Bond Insurance Policy, Financial Security Assurance, Inc. as the issuer of such Bond Insurance Policy.

            "Bond Insurer Letters": With respect to each MBS Servicing Agreement as to which any of the certificates issued thereunder are subject to a Bond Insurance Policy, a letter or letters from the related Bond Insurer sufficient to satisfy the requirements of such MBS Servicing Agreement with respect to the appointment of the Purchaser as the servicer under the MBS Servicing Agreement, and which does not reduce or limit the rights or compensation of the servicer under the applicable MBS Servicing Agreement.

            "Borrower": The individual(s) obligated to repay a Mortgage Loan.

            "Business Day": A day of the week other than (a) Saturday or Sunday or (b) a day on which banking or savings institutions in the state of incorporation or principal business location of the Seller or of the Purchaser are authorized or permitted under applicable law to be closed.

            "Closing Date": March 30, 2001 or such other date mutually agreed upon between the Purchaser and Seller; provided that, the parties shall use reasonable efforts to close on or before March 22, 2001.

            "Collection Account": An account or accounts maintained by the Seller for the deposit of principal and interest payments received in respect of one or more Mortgage Loans in accordance with the MBS Servicing Agreements, whether designated as a certificate account, collection account, custodial account or otherwise.

            "Collection Account Agency Agreement": The agreement substantially in the form of Exhibit 10 among the Seller, the Purchaser and the depository institution holding the Collection Account with respect to each MBS Servicing Agreement.

            "Custodial File": With respect to an individual Mortgage Loan, the Mortgage Loan documents required to be held by a Custodian pursuant to the terms of the related MBS Servicing Agreement.

            "Custodian": An entity acting as Mortgage Loan document custodian pursuant to the terms of the related MBS Servicing Agreement.

            "Cut-off Date": The first day of the month in which the Closing Date occurs.

            "Data Base": All information in the computer tape format attached hereto as Exhibit 5 delivered by the Seller, whether before or on or after the Closing Date, in connection with this Agreement.

            "EDP": Electronic data processing.

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                                       -3-


            "Escrow Account": Each account, if any, maintained by the Seller pursuant to the terms of an MBS Servicing Agreement for the deposit of Escrow Payments received in respect of one or more Mortgage Loans in accordance with the related Servicing Requirements.

            "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, common charges in condominiums and planned unit developments, mortgage insurance premiums, fire and hazard insurance premiums and other payments which have been escrowed by the Borrower with the mortgagee pursuant to any Mortgage Loan.

            "Event of Default": As defined in the related MBS Servicing
Agreement.

            "FHLMC": The Federal Home Loan Mortgage Corporation or any successor.

            "FNMA": The Federal National Mortgage Association or any successor.

            "Forbearance Agreement": The agreement or agreements entered into by the Bond Insurer and each Trustee, pursuant to which each of such entities (i) waives any termination right applicable to the servicer under any applicable MBS Servicing Agreements due to the failure to satisfy any collateral performance tests or corporate bond rating tests applicable to the Servicer so long as the Purchaser services the related Mortgage Loans in accordance with the servicing standards specified in such Forbearance Agreement and (ii) releases the Purchaser with respect to any acts or omissions of prior servicers in servicing the Mortgage Loans prior to the Transfer Date.

            "Hold Back Amount": An amount equal to ten percent (10%) of the Purchase Price payable to the Seller by the Purchaser pursuant to Section 2.02.

            "HUD": The United States Department of Housing and Urban
Development.

            "Interim Period": As defined in Section 6.01.

            "Insurance Policy": All of the Seller's right, title and interest under any of the hazard insurance, title insurance and credit life insurance policies and certificates related to a Mortgage Loan. References in this Agreement to hazard insurance shall be construed to include flood insurance to the extent that flood insurance is required of a Mortgage Loan pursuant to the Servicing Requirements.

            "Investor": With respect to each Mortgage Loan the Person or Persons who own the beneficial interest in the Mortgage Loan pursuant to the terms of the related MBS Servicing Agreement.

            "MBS Servicing Agreement": Each of the MBS Servicing Agreements identified on Exhibit 6 hereto, as amended on the Closing Date.

            "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan.

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                                       -4-


            "Mortgage": The mortgage, deed of trust or other instrument creating a first or junior lien on real property securing the Mortgage Note.

            "Mortgage File": The documents pertaining to a particular Mortgage Loan which are specified on Exhibit 1 hereto.

            "Mortgage Loan": An individual mortgage loan which is subject to this Agreement and identified on the Mortgage Loan Schedule.

            "Mortgage Loan Schedule": The hard copy list of Mortgage Loans attached as Schedule A hereto and attached as Schedule 1 to the Seller's Closing Certificate which list shall set forth, as of the date specified in such list, the following information for each Mortgage Loan:

            (i)     the loan number, investor code and, where available, Pool
                    Number;

            (ii)    the outstanding principal balance;

            (iii) the last due date with respect to which interest has been paid;

            (iv)    codes indicating the applicable Investor;

            (v) note rate, servicing fee rate payable pursuant to the MBS Servicing Agreement and Investor guarantee fee, if any;

            (vi)    maturity date, where available;

            (vii)   property location, by state;

            (viii)  the guarantee fee or pool policy insurance fee, if any; and

            (ix) a code indicating the MBS Servicing Agreement pursuant to which the Mortgage Loan is serviced.

            "Mortgage Note": The note or other evidence of the indebtedness of a Borrower secured by a Mortgage.

            "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note.

            "Pool": A group of loans which includes any Mortgage Loan and is considered by the applicable Investor to be aggregated for purposes of servicing.

            "Pool Number": Such pool or accounting group designation as may be required by the Investors to service the Mortgage Loans or to transfer the Servicing Rights.

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                                       -5-


            "Pool Schedules": The Schedule of Mortgage Loans by Pool in a form acceptable to the Purchaser.

            "Pooled Mortgage Loan": Each Mortgage Loan which is identified on
Schedule 1 to the Seller's closing certificate and which is serviced pursuant to a MBS Servicing Agreement and owned by the related Investors in a pass-through format.

            "Pricing Letter": The letter agreement substantially in the form of
Exhibit 7 hereto, executed by Seller and Purchaser in connection with the sale of the Servicing Rights that sets forth the terms of such sale, including a description of the related Mortgage Loans and the related Purchase Price.

            "Purchase Price": As defined in Section 2.02.

            "Purchaser": Ocwen Federal Bank FSB.

            "Rating Agency": As defined in the MBS Servicing Agreement.

            "Rating Agency Letters": With respect to each MBS Servicing Agreement, a letter or letters from the related Rating Agency or Rating Agencies sufficient to satisfy the requirements of such MBS Servicing Agreement with respect to the appointment of the Purchaser as the servicer under the MBS Servicing Agreement, and which does not reduce or limit the rights or compensation of the servicer under the applicable MBS Servicing Agreement.

            "Seller": New Century Mortgage Corporation.

            "Seller's Closing Certificate": An officer's certificate in the form of Exhibit 2 prepared by or on behalf of the Seller and delivered to the Purchaser pursuant to this Agreement.

            "Servicing Fee": The amount to be paid to the Purchaser under the applicable MBS Servicing Agreement related to a Mortgage Loan, as consideration for servicing and/or master servicing the Mortgage Loan which is specified on the Mortgage Loan Schedule.

            "Servicing Requirements": With respect to each Mortgage Loan, the applicable provisions of the related MBS Servicing Agreement with respect to the servicing, control and administration of such Mortgage Loan.

            "Servicing Rights": All of Seller's right, title and interest in and to the servicing and/or master servicing of the Mortgage Loans pursuant to any MBS Servicing Agreement listed on Exhibit 6 hereto, as amended on the Closing Date, including all rights under each applicable MBS Servicing Agreement to receive or retain amounts in respect of Servicing Fees, Ancillary Income, reimbursement for Advances, or other expenses and costs, and investment earnings or other benefits from positive account balances, together with all Collection Account balances, Escrow Account balances, contract rights, incidental income and benefits to the extent payable to Seller, and exclusive rights to possession and use of servicing files and records directly or indirectly related thereto, including, without limitation, Borrower lists, Insurance Policies and tax service agreements and including the right to exercise any clean-up call, all as provided under the MBS Servicing Agreements and subject, with respect to an MBS Servicing Agreement, to any rights of the Trustee, the Bond Insurer and the related security holders specified in such MBS Servicing Agreement; provided that, the term Servicing Rights shall not include any obligations of Seller as depositor or seller under any MBS Servicing Agreement, including but not limited to, any obligations in connection with any representations or warranties made by the Seller or any obligation to remedy breaches of any representations or warranties or to indemnify any party in connection therewith or any other recourse obligation of the Seller thereunder.

            "Servicing Standards": Those certain servicing standards of the Purchaser set forth on Exhibit 11 hereto.

            "Transfer Date": With respect to a Mortgage Loan, the date on which the physical servicing of the Mortgage Loan is transferred to the Purchaser pursuant to this Agreement which date shall not be later than August 1, 2001.

            "Transfer Instructions": The instructions specifying the manner in which the servicing of the Mortgage Loans shall be transferred to Purchaser as agreed upon by Purchaser and Seller in good faith.

            "Trustee": With respect to each MBS Servicing Agreement, the entity identified as the "trustee" and/or "trust administrator" therein, including without limitation, any grantor trustee, indenture trustee or owner trustee thereunder.

            "Trustee Letters": With respect to each MBS Servicing Agreement, a letter or letters sufficient to satisfy the requirements of such MBS Servicing Agreement with respect to the appointment of the Purchaser as the servicer under the MBS Servicing Agreement, and which does not reduce or limit the rights or compensation of the servicer under the applicable MBS Servicing Agreement or impose unduly burdensome requirements on the Purchaser.

                                   ARTICLE II

                     SALE AND CONVEYANCE OF SERVICING RIGHTS

            Section 2.01 Agreement to Sell the Servicing Rights.

            Subject to the terms and provisions of this Agreement, the Purchaser hereby purchases from the Seller and the Seller hereby sells, transfers, assigns, conveys and sets over to the Purchaser as of the Closing Date, the Servicing Rights, and the Purchaser hereby agrees to perform the servicing of each Mortgage Loan in accordance with the terms of each related MBS Servicing Agreement and the Servicing Standards; provided that, the Purchaser shall not assume any repurchase obligations pursuant to any MBS Servicing Agreement, or any indemnification obligations pursuant to any MBS Servicing Agreement for actions taken by Seller or a prior servicer prior to the Closing Date, and shall have no liability for any action or event which occurred prior to the Closing Date.

            The Servicing Rights are with respect to Mortgage Loans serving as collateral for mortgage-backed securities issued and serviced pursuant to the terms of a related MBS Servicing Agreement.

            Section 2.02 Purchase Price.

            (a) The purchase price to be paid by the Purchaser to the Seller for the Servicing Rights (the "Purchase Price") shall be equal to the amount set forth in the Pricing Letter. The Purchaser's obligation to pay the Purchase Price will terminate without further liability of the Purchaser in the event that the transfer of the Servicing Rights as contemplated in this Agreement is not consummated for any reason. The Purchase Price has been based upon loan level data and other information provided by Seller. In the event that there are any material differences in this information from due diligence findings by the Purchaser, the Purchase Price shall be subject to a mutually agreeable adjustment by the Purchaser and the Seller.

            (b) The Purchase Price shall be paid by the Purchaser as follows: ninety percent (90%) of the Purchase Price will be paid on the Closing Date, in one or more wire transfers of immediately available funds, to such party or parties as the Seller shall designate, and the remaining ten percent (10%) constituting the Hold Back Amount shall be paid to the Seller pursuant to
Section 2.02(c). The portion of the Purchase Price to be paid on the Closing Date shall be based on the unpaid principal balance of the Mortgage Loans as of the Cut-off Date.

            (c) Within 15 days following the Transfer Date, the Purchaser shall deliver to the Seller the servicing documents set forth on Exhibit 4 hereto that are required to be delivered pursuant to the Transfer Instructions which have not been delivered to Purchaser or its designee and shall notify Seller of any errors with respect to the reconciliation statements provided pursuant to the Transfer Instructions (each such document deficiency or reconciliation statement error, a "Deficiency"). Within thirty (30) days following the Transfer Date the Purchaser shall pay to the Seller an amount equal to the Hold Back Amount reduced by the amount required pursuant to the reconciliation performed pursuant to this Section 2.02(c) and further reduced by $1,000 with respect to each servicing document set forth on Exhibit 4 that was not delivered to the Purchaser.

            (d) The Purchaser and the Seller acknowledge and agree that in connection with the purchase of the Servicing Rights, the Purchaser shall be entitled to retain all Servicing Fees and Ancillary Income collected on or after the Cut-off Date; provided that, during the period from the Cut-off Date to the Transfer Date, the Purchaser shall pay to the Seller a monthly interim servicing fee in an amount equal to $15 per Mortgage Loan; provided further that, the Seller shall be entitled to retain any investment earnings on any Collection Account, distribution account or REO account which accrues prior to the Cut-off Date. If the Interim Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month.

            Section 2.03 Reimbursement of Advances.

            On the Closing Date, the Purchaser agrees to reimburse the Seller for 90% of the amount of the unreimbursed Advances made by the Seller which were outstanding as of the date which is three (3) Business Days prior to the Closing Date, which were made pursuant to the terms of any MBS Servicing Agreement and are recoverable under the terms of such MBS Servicing Agreement. The Seller shall, within two (2) Business Days after the Closing Date, provide to the Purchaser evidence of the dollar amount of all Advances as of the Closing Date, broken down by MBS Servicing Agreement, made by the Seller as servicer which had not been previously reimbursed. As soon as practical following the Transfer Date, but in no event more than fifteen (15) Business Days following the Transfer Date, the Purchaser and Seller shall reconcile the actual amount of Advances that were outstanding as of the Closing Date and the recoverability status of such Advances under the terms of any MBS Servicing Agreement and make any monetary adjustments to the amount required to be reimbursed to the Seller. Following such reconciliation, the remaining ten percent (10%) of the reimbursable Advance amount due the Seller shall be paid to the Seller, as adjusted to reflect any monetary adjustments required to be made as a result of such reconciliation. To the extent that such remaining ten percent (10%) is not sufficient to compensate the Purchaser in connection with such reconciliation, the Seller shall refund to the Purchaser such price differential within three
(3) Business Days of a request therefor from the Purchaser. The foregoing true-up is anticipated to be completed within 15 Business Days following the Transfer Date on which date any payment required hereunder shall be made. The Purchaser shall be entitled to retain the full amount of any reimbursements for any Advances that are received following the Cut-off Date and all Ancillary Income and Servicing Fees received after the Cut-off Date; provided that, the Seller shall be entitled to retain any investment earnings on any Collection Account, distribution account or REO account which accrues prior to the Cut-off Date.

            Section 2.04 Closing Conditions.

            The Purchaser's obligations to consummate its purchase of the Servicing Rights pursuant to this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) The Seller shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Closing Date;

            (b) All of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date;

            (c) The Purchaser shall have received in escrow, or the Purchaser's attorneys shall have received in escrow, each of the documents specified in Section 4.01 for delivery on or prior to the Closing Date, duly executed by all signatories other than the Purchaser, as required by the respective terms thereof;

            (d) The Purchaser shall have received an opinion of independent counsel that the appointment of the Purchaser as master servicer or servicer is in material compliance with the terms and conditions of each applicable MBS Servicing Agreements; and

            (e) Any other approval of the transfer of the Servicing Rights required to be obtained under the related MBS Servicing Agreements shall have been obtained.

            Section 2.05 Breakup Fee.

            (a) In the event that (i) the Seller sells the Servicing Rights to a third party prior to the Closing Date and the Purchaser has not materially breached its obligations pursuant to this Agreement or (ii) the Seller fails to close the sale of the Servicing Rights to the Purchaser on the Closing Date for any reason, other than due to the bankruptcy of the Purchaser, court order or force majeure, and the Purchaser has satisfied its obligations to close (and is deemed an acceptable successor servicer by the Bond Insurer and Trustee), then the Seller will pay the Purchaser a breakup fee as liquidated damages in the amount equal to $5,000,000, such amount to be paid on or before April 2, 2001 by wire transfer to the account designated by the Purchaser.

            (b) In the event that the Purchaser fails to close the purchase of the Servicing Rights from the Seller on the Closing Date for any reason, other than due to the bankruptcy of the Seller, court order or force majeure (assuming the satisfaction of the closing conditions in Section 2.04) and the Seller has satisfied its obligations to close, then the Purchaser will:

                  (i) pay the Seller a breakup fee as liquidated damages in the amount equal to $5,000,000, such amount to be paid on or before April 2, 2001 by wire transfer to the account designated by the Seller; and

                  (ii) enter into a servicing agreement with respect to the
            Mortgage Loans that are subject to all the MBS Servicing Agreements identified on Exhibit 6 hereto as of the date hereof, which servicing agreement shall (A) provide for the Purchaser to service the Mortgage Loans pursuant to the terms of such MBS Servicing Agreements, the Servicing Standards and Accepted Servicing Practices, (B) require the Seller to pay to the Purchaser all Ancillary Income received and a servicing fee which accrues at a rate of 35 basis points per annum, (C) provide for a term of six months, (D) provide for the Purchaser to make Advances required to be made under the MBS Servicing Agreements during such period, and (E) otherwise be mutually agreeable to the Purchaser and the Seller. In addition, the Purchaser shall maintain during such six month period, the related financing facility between the Purchaser and the Seller for any Advances that were previously funded under such facility in accordance with the terms thereof.

            Section 2.06 Clean-Up Calls.

            The Purchaser and the Seller each agrees that it shall not exercise any "clean-up call" rights exercisable by such party pursuant to any MBS Servicing Agreement without having obtained the prior written consent of the other party hereto.

            Section 2.07 Solicitation of Mortgage Loans.

            (a) Notwithstanding the terms of this Agreement, to the extent permitted under applicable law and the MBS Agreements, the Seller shall retain the exclusive ability to solicit Borrowers under the Mortgage Loans for new mortgage products. The Seller shall reimburse the Purchaser for all reasonable expenses relating to such permitted solicitations and incurred by the Purchaser. All such solicitations shall be subject to all applicable laws, including, without limitation, privacy and consumer protection laws, and contractual restrictions including those set forth in the MBS Servicing Agreements and Mortgage Loan documents. In the event that the Seller refinances any Mortgage Loan subject to this Agreement, the Seller shall pay to the Purchaser a mutually agreed upon amount. In the event that the Purchaser receives a payoff request with respect to any Mortgage Loan, subject to the requirements of applicable law and the MBS Agreements, the Purchaser shall notify the Seller within one (1) Business Day of such request. Subject to the requirements of applicable law and the MBS Agreements, the Seller shall discuss alternatives to payoff with the Borrower, including obtaining a second lien mortgage loan, and discuss refinancing such Mortgage Loan if such Borrower is not interested in such alternatives. In the event of any refinance of any Mortgage Loan by the Seller after following the procedures set forth in the preceding sentence, the Seller shall not be required to pay the fee specified in this Section 2.07(a).

            (b) To the extent permitted under any applicable law, the MBS Agreement and the related Mortgage Loan documents, if the Seller desires that the Purchaser waive any prepayment penalty, to the extent that the Purchaser would be required under the applicable MBS Servicing Agreement to pay such prepayment penalty to the trust or a certificateholder, the Seller shall promptly pay the Purchaser the amount of such prepayment penalty within three
(3) Business Days following payoff of such Mortgage Loan.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Section 3.01 Representations and Warranties of the Seller.

            The Seller represents, warrants and covenants to the Purchaser as to the Servicing Rights (and the related Mortgage Loans) that as of each date from and including the Closing Date through and including the Transfer Date:

            (a) The Seller is a corporation duly organized and in good standing under the laws of the state of California and was at all material times and now is qualified to do business and duly licensed in those states in which each Mortgaged Property is located if the laws of such states require qualification or licensing for the conduct of banking or business of the type conducted by the Seller.

            (b) The Seller has full power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform all its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate, shareholder or other action, and this Agreement has been duly and validly executed and delivered by the Seller and is valid and enforceable against the Seller in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            (c) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by any Seller of, or compliance by any Seller with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained such approval. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated (assuming receipt of all necessary consents) by this Agreement nor compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon, any of the Mortgage Loans, the Servicing Rights or the properties or assets of the Seller, any of the terms, conditions or provisions of its charter or by-laws or any similar corporate documents of the Seller or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which the Seller is now a party or by which it is bound or any federal or state law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, or to the Servicing Rights.

            (d) There is no litigation or action at law or in equity pending, or, to its knowledge, threatened, against the Seller and no proceeding or investigation of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which could reasonably be expected to materially affect the Servicing Rights or the Purchaser's ability to consummate the transactions contemplated hereby.

            (e) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller and the sale and transfer of the Servicing Rights by the Seller are not subject to the bulk transfer or similar statutory provisions of applicable state or federal law.

            (f) The Seller is the sole holder and owner of the Servicing Rights and has the right to sell, assign and transfer the Servicing Rights as of the Closing Date and to assign, transfer and deliver the Servicing Rights as contemplated by this Agreement free and clear of any and all claims, charges, defenses, security interests, liens, offsets and encumbrances.

            (g) The Seller, any current or prior holder of a Mortgage Loan, any prior servicer of a Mortgage Loan and each party originally named as payee under the Mortgage Notes and as mortgagee under the Mortgage with respect to the Mortgage Loan, is and was at all material times, in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located. Except as set forth on Schedule B hereto, the Seller is not in default in the performance of its obligations under any MBS Servicing Agreement, and the Seller is, and each prior servicer was, in compliance with all applicable laws and regulations relating to the Servicing Rights, and there has been no occurrence as of the Closing Date that could cause the cancellation of the Servicing Rights or material changes in procedures with respect to the Mortgage Loans. The Seller has and has at all times had all licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings (collectively, "Permits") required by all governmental entities (including, without limitation, any federal, state or local authorities or agencies regulating debt collectors, consumer lenders, mortgage bankers, or servicers and their operations and all courts and other tribunals) which are necessary for the conduct of the servicing business and the origination, sale or servicing of the Mortgage Loans and has obtained from any originator or prior holder of such Mortgage Loans a representation to that effect except where the failure to hold such a Permit would not have a material adverse effect on the rights of any servicer.

            (h) The Seller or any prior servicer under the MBS Servicing Agreements have taken all necessary steps to make and keep any hazard insurance policy, and title insurance policy valid, binding and enforceable; each such insurance policy is the binding, valid and enforceable obligation of the private insurer to the full extent thereof, without surcharge, defense or set-off, subject to bankruptcy and insolvency laws and all premiums thereon have been paid. Such insurance policies may be included in a blanket insurance policy to the extent permitted under the applicable MBS Servicing Agreement.

            (i) There are no actions, claims, litigation or governmental investigations pending or, to the knowledge of the Seller, threatened, against the Seller or with respect to any Mortgage Loan, which relate to, or affect the Mortgage Loans or the Seller's right to sell, assign and transfer, the Servicing Rights (other than usual and customary actions such as foreclosure proceedings as to the Mortgage Loans).

            (j) The transfer of the Servicing Rights shall be treated as a sale on the books and records of the Seller, and the Seller has determined that, and will treat, the disposition of the Servicing Rights pursuant to this Agreement for tax and accounting purposes as a sale. The Seller shall maintain a complete set of books and records for the Servicing Rights which shall be clearly marked to reflect the ownership of the Servicing Rights by the Purchaser as of the Closing Date and the entitlement of the Purchaser to the Servicing Fees and Ancillary Income as provided herein following the Cut-off Date.

            (k) The consideration received by the Seller upon the sale of the Servicing Rights constitutes fair consideration and reasonably equivalent value for such Servicing Rights.

            (l) The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Servicing Rights with any intent to hinder, delay or defraud any of its creditors.

            (m) The information set forth on the Mortgage Loan Schedule and the Data Base, and on any updates thereof or other document, instrument or schedule furnished to the Purchaser by the Seller or one of its affiliates pursuant to, or prior to and in connection with, this Agreement is accurate and complete in all material respects. All Mortgage Loan interest rate information is net of any and all insurance premiums.

            (n) All Collection Accounts and Escrow Accounts are maintained by the Seller and have been maintained in accordance with applicable law and the terms of the Mortgage Loans and the related Servicing Requirements. The Escrow Payments required by the Mortgages which have been paid to the Seller for the account of the Borrower are on deposit in the appropriate Escrow Account.

            (o) The Advances are valid and subsisting accounts owing to the Seller, and are carried on the books of the Seller at values determined in accordance with generally accepted accounting principles, and are not subject to any set-offs or claims of the account debtor.

            (p) All documentation with respect to the servicing of the Mortgage Loans has been properly and accurately completed and executed, and all documents required hereby or by Servicing Requirements to be in the Custodial File and Mortgage File are contained therein and final certifications thereto by the Custodian have been completed.

            (q) All funds received by the Seller in connection with the Mortgage Loans, including, without limitation, foreclosure proceeds, fire insurance proceeds from fire losses, condemnation proceeds and principal reductions, have promptly been deposited in the Collection Account or Escrow Account, and all such funds have been applied to reduce the principal balance of the Mortgage Loans in question, or for reimbursement of repairs to the Mortgaged Property or as otherwise permitted by applicable law and the Servicing Requirements.

            (r) All payments received by the Seller with respect to any Mortgage Loan have been remitted and properly accounted for pursuant to Servicing Requirements. No payment of principal or interest on any such Mortgage Loan has been forgiven, suspended or rescheduled except as disclosed on the Mortgage Loan Schedule and Data Base, and no waiver, alteration or modification which would adversely affect the value of the Servicing Rights has been made to the terms or provisions of such Mortgage Loans except as disclosed on the Mortgage Loan Schedule and Data Base.

            (s) Each Mortgage Loan has been originated in compliance with, or is exempt from, all applicable state or federal laws, regulations, and Servicing Requirements, including, without limitation, those pertaining to usury and at origination all Mortgage Loans documents were in compliance with applicable law and Servicing Requirements.

            (t) The Seller and any current or prior mortgagee or servicer of the Mortgage Loans have complied in all respects with every applicable federal, state, or local law, statute, and ordinance, and any rule, regulation, or order issued thereunder including, without limitation, the Servicing Requirements, the fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential lending or governing consumer credit, and also including, without limitation, the Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth-in-Lending Law, in particular, Regulation Z as amended, the Flood Disaster Protection Act of 1973, the Real Estate Settlement Procedures Act of 1974 as amended, and state and local consumer credit codes and laws. The collection and all other practices of the Seller in connection with the origination or servicing of the Mortgage Loans including, without limitation, the timing and manner of liquidation, are and have been reasonable, prudent and customary and in conformity with accepted servicing practices of prudent lending institutions and in compliance with all applicable laws. There has been no improper act or omission or to Seller's knowledge alleged improper act or omission, or material error by the Seller or any prior servicer or any employees, agent or representative of any of the foregoing, with respect to the servicing or any of the Mortgage Loans. The Mortgage Loan documents being delivered to the Purchaser are adequate and sufficient to properly service the Mortgage Loans in accordance with the standards set forth in the MBS Servicing Agreements.

            (u) Subject to obtaining the approvals referred to in Section 4.02, the sale, transfer and assignment of the Servicing Rights by the Seller and the instruments required to be executed by the Seller and delivered in connection therewith pursuant to this Agreement, Servicing Requirements, or other contractual provisions, are, or will be as of the Closing Date and Transfer Date, executed, delivered, valid and enforceable in accordance with their terms, subject to bankruptcy and insolvency laws and the availability of equitable remedies and will effectively vest in the Purchaser good title to the Servicing Rights, free and clear of any and all liens, claims, or encumbrances. Except as set forth on Schedule C hereto, the Seller has not previously assigned, transferred or encumbered the Servicing Rights, and any such assignment, transfer or encumbrance identified on Schedule C hereto shall have been satisfied as of the Closing Date. There exist no sub-servicing agreements with respect to the Mortgage Loans. As of the Closing Date, there are no contracts affecting the Mortgage Loans or the Servicing Rights to which Purchaser is or will be bound, or caused to exist by the Purchaser nor shall the Seller enter into any such contracts following the Closing Date without the consent of the Purchaser, and no other party has any interest in the Servicing Rights or in the Mortgage Loans except the applicable Investor, the Trustee, the Bond Insurer, the holder of the Investor securities as such, or otherwise as contemplated hereby. None of the MBS Servicing Agreements contain any uncustomary, unusual or burdensome servicing obligations with respect to the Servicing Rights or contain provisions which vary from published Investor standards, and no waivers with respect to any published or unpublished Servicing Requirements have been obtained which adversely affect the credit quality of any Mortgage Loan. None of the Mortgage Loans are loans subject to interest rate subsidies or special escrow arrangements, or loans secured by manufactured housing that is not considered to be real estate under applicable state law or mobile homes.

            (v) Except as noted in the Mortgage Loan Schedule, all payments required to be made up to and including the Closing Date for each Mortgage Loan under the terms of such Mortgage Loan have been made. With regard to each Mortgage Loan, all accounts for items which are required to be escrowed pursuant to the terms of such Mortgage Loan, without limitation, all taxes and hazard insurance premiums, are current and all amounts which previously became due and owing have been paid, or escrow funds have been established in accordance with the terms of such Mortgage Loan in amounts which the Seller believes to be sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable or will be required to be paid to continue operating the related Mortgaged Property in accordance with the terms of the related Mortgage; and to the Seller's best knowledge there are no other governmental assessments, water, sewer and municipal charges, leasehold payments or ground rents of any kind which are required to be escrowed, and any such items are current and all amounts which previously became due and owing have been paid. All taxes, leasehold payments, governmental assessments, insurance premiums, water, sewer, municipal charges and common charges of condominiums or planned unit developments relating to the Mortgage Loans have been paid by Seller to the extent of Escrow Payments made by the applicable Borrower with respect thereto or Advances as required by Servicing Requirements.

            (w) All Mortgaged Properties are currently insured pursuant to insurance policies in conformity with Servicing Requirements.

            (x) None of the Servicing Rights are subject to recourse against the servicer for losses on liquidation of a Mortgage Loan, or otherwise or any third party expenses such as attorney's fees and restoration expenses, or to repurchase obligations upon the occurrence of non-payment or other events.

            (y) There are not any fees or commissions or any expenses of any broker, finder or investment banker or anyone else acting in the capacity of a broker, finder or investment banker for the Seller in connection with the transactions contemplated hereby which are required to be paid by the Purchaser.

            (z) The Seller does not know of any fact (other than facts of a general economic or political nature) which now or in the future is reasonably likely to have a material adverse effect on the Seller or the Servicing Rights which has not been disclosed to the Purchaser herein.

            (aa) Each MBS Servicing Agreement delivered to Purchaser on or before the Closing Date represents a true, correct, and complete copy of the original as it may have been amended. Each of the MBS Servicing Agreements is in full force and effect and has not been amended, modified, or altered, except to the extent that the Purchaser has been notified in writing prior to the Closing Date. Seller is not a party to or subject to any agreement, stipulation, conditional approval, memorandum of understanding, notice of determination, consent decree, advisory settlement, compromise, litigation, or other agreement or understanding with any Investor, court or other governmental agency or body which seeks to modify, interpret or clarify or has the effect of modifying, interpreting, or clarifying any of the terms of the MBS Servicing Agreements or otherwise affects Seller's servicing obligations and practices (including, without limitation, Seller's escrow practices).

            (bb) The Seller has performed and shall perform all obligations to be performed under the related Servicing Requirements, no Event of Default with respect to the Seller has occurred under the related MBS Servicing Agreement, and no event has occurred and is continuing which, but for the passage of time or the giving of notice or both, would constitute with respect to the Seller an Event of Default under the related MBS Servicing Agreement. Except as set forth on Schedule B hereto, there has been no occurrence of any event with respect to the Seller that could obligate the Seller, as servicer, to repurchase any Mortgage Loans or cause the termination of the Servicing Rights. The Seller and any predecessor servicer has serviced the Mortgage Loans and has kept and maintained complete and accurate books and records in connection therewith, all in accordance with the related Servicing Requirements, the terms of the related Mortgage Note and applicable law, and the Seller has made all remittances required to be made by it under the related MBS Servicing Agreement.

            (cc) The dollar amount of Advances with respect to the Mortgage Loans to be provided by the Seller to the Purchaser pursuant to this Agreement will be true and correct as of the date given. Nothing has come to the attention of Seller that would lead the Seller to believe that any Advance is not recoverable pursuant to the related MBS Servicing Agreement.

            (dd) This Agreement, the Exhibits hereto, and any statement, report or other document which has been or will be furnished to the Purchaser by the Seller, its accountants, officers, employees, auditors, or its attorneys engaged by it for this transaction, pursuant to this Agreement or in connection with the transactions contemplated hereby, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statement contained herein or therein not misleading.

            Section 3.02 Certain Provisions Relating to the Seller's Representations and Warranties.

            The Seller agrees that the representations and warranties set forth in Section 3.01 shall survive the sale of the Servicing Rights to the Purchaser, the Transfer Date, any resale thereof in whole or in part by the Purchaser and the delivery of each Mortgage File to the Purchaser and shall inure to the benefit of the Purchaser and its successors and any subsequent holder of the Servicing Rights or any of them, notwithstanding any qualified endorsement or Assignment of Mortgage or the examination or lack of examination of any Mortgage File.

            Section 3.03 Representations and Warranties of the Purchaser.

            The Purchaser represents, warrants and covenants to the Seller that, as of the Closing Date:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has all requisite power and authority to own its properties and carry on its business as and where now being conducted. The Purchaser has all requisite power and authority to enter into this Agreement, and the agreements to which it is or will become a party as contemplated by this Agreement, and to carry out the transactions contemplated hereby.

            (b) The execution and delivery by the Purchaser of this Agreement, and of the agreements to be entered into pursuant hereto, and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary action, and this Agreement and such other agreements constitute valid and legally binding agreements enforceable in accordance with their respective terms.

            (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under or be prohibited by, or require any additional approval, waiver or consent under the Purchaser's charter or other agreement relating to its organization or any instrument or agreement to which it is a party or by which it is bound or any federal or state law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, or to the Servicing Rights.

            (d) There is no litigation or action at law or in equity pending, or, to its knowledge, threatened against the Purchaser and no proceeding or investigation of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which could reasonably be expected to materially affect the Servicing Rights or the Purchaser's ability to consummate the transactions contemplated hereby.

            (e) The Purchaser has no actual knowledge that it is unacceptable to the Bond Insurer or any Trustee under any MBS Servicing Agreement, other than the Bond Insurer which has a legal ownership interest in Fairbanks Capital Corp.

                                   ARTICLE IV

                    CLOSING DATE AND TRANSFER DATE DELIVERIES

            Section 4.01 Documents, Schedules and Exhibits Required with Respect to the Closing Date.

            (a) With respect to the Servicing Rights related to an MBS Servicing Agreement purchased hereunder, the Seller shall deliver to the Purchaser, or as otherwise designated by the Purchaser, on the Closing Date or such other date as shall be specified herein the following documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser:

                  (i) Letters reasonably satisfactory to the Purchaser dated the Closing Date stating the incumbency of any Seller's signatory of all applicable certificates described in this Section 4.01.

                  (ii) A Seller's Closing Certificate in the form of Exhibit 2 hereto with a copy of the Mortgage Loan Schedule attached thereto for the Pooled Mortgage Loans. Such Seller's Closing Certificate shall be delivered on the Closing Date.

                  (iii) A written opinion of counsel for the Seller as to the matters set forth in Exhibit 3 reasonably acceptable to the Purchaser and Seller.

                  (iv) An executed Forbearance Agreement.

                  (v) All of the consents required pursuant to Section 7.02 on or before the Closing Date.

                  (vi) Such certificates, opinions of counsel and other documents as may be reasonably required by any applicable Bond Insurer, Rating Agency or other party to a MBS Servicing Agreement.

                  (vii) Such security release certifications, including without limitation, UCC filings and termination statements as shall be requested by the Purchaser or which are necessary to evidence the release of any liens or encumbrances which previously encumbered the Servicing Rights.

                  (viii) On or prior to the Closing Date, the Purchaser shall have received the Collection Account Agency Agreement relating to each of the MBS Servicing Agreements in a form reasonably acceptable to the Purchaser executed by each of the parties thereto.

            (b) On or prior to the Closing Date, the Seller and the Purchaser shall enter into a residential flow interim servicing agreement with respect to mortgage loans originated by the Seller following the Closing Date which agreement shall be mutually agreeable to the Purchaser and the Seller and shall incorporate the terms set forth in Exhibit 8 hereto.

            Section 4.02 Documents and Schedules Required With Respect to the Transfer Date.

            The Seller shall deliver on the dates specified herein, the following documents and files to the Purchaser:

            (a) The Seller shall deliver to the Purchaser the documents and files and perform any other obligations specified in the Transfer Instructions by the dates specified therein.

            (b) Seller will pay all costs of preparing and recording Assignments of Mortgage, if necessary, to the extent required to be paid by the Servicer pursuant to any MBS Servicing Agreement.

            (c) On or prior to the Transfer Date, the Seller shall deliver to the Purchaser an acknowledgment reasonably acceptable to the Purchaser of any sub-servicer that the sub-servicer has been terminated as servicer and all costs associated with such termination have been paid with such exceptions as are otherwise permitted herein, if applicable.

            (d) [Intentionally Omitted].

            (e) On or prior to the Transfer Date, the Seller shall have made all payments of taxes and insurance and other escrow items for which Seller has received a bill or invoice prior to the Transfer Date to the extent escrow is provided under the related Mortgage Loan documents. The Seller shall reimburse the Purchaser upon request for any penalties or costs incurred due to non-payment of tax, or insurance or other escrow items as a result of the Seller's failure to perform as provided in this subsection (e). Advances of tax, insurance payments and escrow payments, and advances of principal and interest shall be reimbursed to the Seller as provided in Section 2.03.

            (f) The Seller shall provide to the Purchaser a reasonable time prior to the Transfer Date, records as may be reasonably requested by the Purchaser for the Purchaser to review the investor accounting status of the Mortgage Loans; such records shall include, but, shall not be limited to, the following: (i) monthly Investor remittance reports for at least the previous six months or such lesser time if the securities related to an MBS Servicing Agreement have been outstanding for less than six months, (ii) most recent trial balance and Pool-to-Security reconciliation, minimum cash or expected principal and interest and schedule of principal and interest collected, and (iii) records relating to all Mortgage Loans liquidated during the past six months showing sales prices, expenses, etc.

            (g) Seller shall have furnished the Purchaser with the following additional information and documents not later than the Transfer Date, except where otherwise specified:

            (1) A wire transfer in an amount equal to the outstanding balances identified on the mortgage records in full payment of all funds held or due in the applicable Escrow Accounts and any unremitted principal or interest net of any amounts permitted pursuant to subsection (e) herein. These funds must be received by the Transfer Date. The Seller shall exclude from the funds to be transferred pursuant to this subsection (g) all mortgage guaranty and Investor securities remittances due for the period through Transfer Date, payable on the applicable day of the month following such Transfer Date, and which shall be paid by Seller;

            (2) A copy of the Seller's system trial balance in electronic format mutually agreed to by the Seller and Purchaser as of such Transfer Date, which shall include, without limitation, as to each Mortgage Loan: (i) the Mortgage Loan number, (ii) the next due date, (iii) the principal balance thereof, (iv) the escrow balance, and (v) the Monthly Payment, and escrow; this copy trial balance must be received by the Purchaser by the fifth Business Day after such Transfer Date;

            (3) The Mortgage File on each Mortgage Loan processed and shipped in compliance with the Transfer Instructions;

            (4) Trial balances and pool to Investor security reconciliations for each Pool for each month for at least the last six months as reasonably available and to the extent reasonably necessary to and requested by such the Purchaser, including the month of transfer and a reconciliation of the over and/or under collateralization for each Pool and corrections/adjustments for all under collateralized Pools;

            (5) Complete principal and interest, tax, and insurance bank account reconciliations as of such Transfer Date and the preceding month;

            (6) The loan analysis (including tax and interest statement) for each Mortgage Loan to the extent such loan analysis is reasonably necessary to and requested by such the Purchaser;

            (7) Foreclosure and bankruptcy files and collection records, including collection cards, default letters, demand letters, payment plans and other forbearance agreements, and property inspections for each Mortgage Loan as required by Servicing Requirements, which may be delivered in electronic format agreed to by the Seller and the Purchaser;

            (8) Within five (5) days following the Transfer Date, a certification by an appropriate officer of the Seller to the effect that the Seller has caused the documents (including, without limitation, each executed Mortgage and related Mortgage Note, title policy and mortgage insurance policy, and/or certificate, as the case may be) held by the Seller's Custodian to have been delivered to the Purchaser's custodial bank, including a release certification from the Seller's custodial bank, and documentation evidencing that such bank has accepted such documents. The Seller shall pay all termination and delivery fees required by the Seller's Custodians; and

            (9) The Seller shall deliver to such the Purchaser a copy of any available certification executed on each Pool or, if such certification is not available, the Seller shall deliver to the Purchaser a status report on a loan-by-loan basis, listing said missing documentation.

            (h) The Seller's counsel shall deliver to the Purchaser letters dated such Transfer Date indicating that the Purchaser may rely on the opinions given hereunder on the Closing Date as if given on such Transfer Date.

            (i) All records delivered or transferred to the Purchaser shall be clearly identified, segregated by Pool and in Seller loan number order. All boxes shall be sequentially labeled and contain a complete listing of Mortgage Files therein. The Seller shall provide the Purchaser a summary schedule reflecting Mortgage Files therein and exceptions thereto and the Purchaser shall sign and return one copy of the summary schedule.

            (j) No later than five (5) Business Days after the Transfer Date, a copy of the Seller's delinquency report showing the due date of the Monthly Payment and the paid-to date as of such Transfer Date.

            (k) No later than five (5) Business Days after the Transfer Date, a copy of loan payment history and escrow analysis for each Mortgage Loan since origination in electronic format.

            (l) At least fifteen (15) days prior to the Transfer Date, copies of the Seller's notice of transfer letters to each Borrower and insurer as required in Section 6.02 hereof. Such notices shall inform the Borrower and insurer to address all communication and remittances to the address of the Purchaser.

            (m) No later than ten (10) Business Days after the Transfer Date, the Seller's certification that either (1) with respect to Mortgage Loans as to which the Seller maintains escrows for such items, all real estate and property taxes have been paid on all related Mortgaged Properties for which such taxes are payable or the net payment period will expire within thirty (30) days before or after the Transfer Date, as requested by the applicable the Purchaser or (2) otherwise, Seller has received no notice of delinquent taxes.

            (n) No later than ten (10) Business Days after the Transfer Date, the Seller's certification that either (1) with respect to Mortgage Loans as to which the Seller maintains escrows for such items, all Insurance Policy premiums have been paid on all Mortgaged Properties which premiums are due or will become due within thirty (30) days before or after the Transfer Date, as requested by the applicable the Purchaser or (2) otherwise, Seller has received no notice of delinquent premium payments.

            (o) At least fifteen (15) days prior to the Transfer Date, copies of notifications prepared by the Seller, in duplicate, addressed to each of the related insurance companies requesting endorsements to the mortgagee clause to the Purchaser.

            (p) A Seller's Closing Certificate, dated the Transfer Date.

            (q) At least fifteen (15) days prior to the Transfer Date, a true and correct copy of each MBS Servicing Agreement.

            (r) No later than ten (10)Business Days after the Transfer Date, the Seller's certification of the Advances as of the Transfer Date, the amount thereof to be paid in cash by the Purchaser pursuant to Section 2.03.

            (s) A corporate resolution or power of attorney, in form and substance acceptable to the Purchaser, appointing the Purchaser as attorney-in-fact for the Seller for the purpose of executing Mortgage Loan documents and processing and endorsing payments, all as may be reasonable and appropriate to effectuate the purposes of this Agreement.

            Section 4.03 Access to Information.

            Upon reasonable prior notice to the Seller, the Seller shall afford reasonable cooperation to the Purchaser and its counsel, accountants and other representatives in providing reasonable access during normal business hours throughout the period prior to the Transfer Date, to the Mortgage Files and all the Seller's files, books and records relating to the Mortgage Loans, the Advances and the Servicing Rights; provided, however, that the Seller shall be entitled to take reasonable and appropriate actions to assure that the Purchaser maintains, the confidentiality of the names and addresses of the Borrowers under the Mortgage Loans and all non-public information obtained in such investigation that could reasonably be construed to be of a confidential or proprietary nature, and the Seller shall provide the Purchaser with access to and reasonable cooperation with its officers and employees. The Purchaser and its representatives and affiliates shall treat as confidential all information obtained in such investigation and not otherwise in the public domain.

            Section 4.04 Transfer Expenses.

            The Seller shall pay for all costs relating to transfer of the Servicing Rights including, without limitation, all costs of insured delivery to Purchaser of all of the Mortgage Files and Custodial Files to the persons designated by the Purchaser, all costs of preparing and recording Assignments of Mortgage as contemplated hereby, all Investor transfer fees required hereunder, all costs relating to the Seller's computer service transfer, custodial transfer fees of the Seller's custodian, and all costs related to preparing, obtaining and delivering such documents as are necessary, including but not limited to, the Real Estate Settlement Procedures Act and the Cranston Gonzalez National Affordable Housing Act of 1990 and to obtain Investor-required final certification and recertification with respect to the Pools. The Seller shall at its expense deliver notices in a form acceptable to the Purchaser and the Seller to each Borrower regarding the transfer of the related Servicing Rights and provide a copy of such notices to the Purchaser. The Purchaser shall pay all costs related to Purchaser's computer service transfer. Except as otherwise provided in this Agreement, the Seller and the Purchaser shall each bear their own expenses incurred in connection with the transactions contemplated by this Agreement.

            Section 4.05 Purchaser to Service Pursuant to MBS Servicing Agreements.

            On the Transfer Date, and subject to the satisfaction or waiver in all material respects of all of the conditions of the Seller set forth herein, all of the Seller's rights and obligations with respect to the Servicing Rights shall be transferred to the Purchaser without the necessity of any further act or deed on the part of the Seller. From and after the Transfer Date, the Purchaser shall be responsible for assuring that the Mortgage Loans are serviced in accordance with the Servicing Requirements and Servicing Standards and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that the Purchaser may deem necessary or desirable, consistent with the terms of this Agreement and the Servicing Requirements and the Servicing Standards; provided that, the Seller agrees to perform all Investor reporting requirements attributable to the period prior to the Transfer Date, whether or not such reports are required to be provided prior to or after the Closing Date.

            Section 4.06 Document Deficiencies.

            Following the Closing Date, the Seller agrees to exercise best efforts to cure (i) the document deficiencies identified on Exhibit 9 hereto with respect to the Mortgage Loans and (ii) any document deficiencies that arise following the Closing Date that are not identified on Exhibit 9. The Seller shall be responsible for all out of pocket costs and expenses incurred in connection with curing any such document deficiencies. The Seller agrees to designate sufficient personnel to assist in curing any such document deficiencies and to cooperate with the Trustees and Custodians in connection with tracking, identifying and curing same. In the event that the Purchaser incurs any such out of pocket costs, the Purchaser shall be reimbursed for such reasonable costs from the Hold Back Amount to the extent not recoverable under the related MBS Servicing Agreement, and, in the event that the Hold Back Amount is not sufficient to reimburse the Purchaser for the full amount of such costs, the Seller shall reimburse such amounts to the Purchaser. In the event that the Seller fails to cure any document deficiency specified on Exhibit 9 with respect to any Mortgage Loan within one hundred twenty (120) days following the Transfer Date, the Seller shall be required to indemnify the Purchaser for any losses related to the missing documentation as provided in Section 5.01 of this Agreement.

                                ARTICLE REMEDIES

            Section 5.01 Seller's Indemnification Obligations.

            The Seller shall indemnify, by repurchase or otherwise, and hold the Purchaser and its successors and assigns (subject to obtaining any required consents) harmless from, and will reimburse the Purchaser and its successors and assigns for, all material losses, liabilities, damages, penalties, fines, forfeitures, deficiencies, claims, judgments or other costs or expenses (including attorney's fees and related costs) actually incurred by the Purchaser to the extent that such loss, damage, deficiency, claim or expense results from:

            (a) Any non-compliance with Servicing Requirements (other than by Purchaser between the Closing Date and the Transfer Date) of or defect in any Mortgage Loan or security backed thereby, existing on the Closing Date or the Transfer Date, whether or not such defects are subsequently discovered; provided that, with respect to any prospectus or offering circular relating thereto, such liability shall be limited to any defect in any information provided by the Seller;

            (b) Acts or omissions of the Seller or other originator or seller or prior servicers with respect to the Servicing Rights or in servicing any of the Mortgage Loans occurring prior to the Transfer Date, or otherwise in breach of the Seller's obligations under this Agreement, or investor rules, regulations, guides or applicable laws, including, without limitation, incomplete or erroneous loan or servicing documentation, fraud by the Seller or prior servicer in the origination of the Mortgage Loan, improper escrow disbursements, misapplied payments or claims not covered by insurance;

            (c) A material breach of the Seller's representations and warranties contained in Section 3.01 of this Agreement;

            (d) Any recourse obligation owed by the Seller to any Investor with respect to the servicing of the Mortgage Loans existing as of the Closing Date, including without limitation REO or foreclosure expenses and third party expenses, including attorney's fees and restoration expenses; or

            (e) Any material reduction or diminution of the value of the Servicing Rights related to the Seller's failure to maintain the Servicing Platform described in Section 6.10 and for the costs and expenses related to such reduction or diminution.

            Section 5.02 Purchaser's Obligations.

            In the event that the Purchaser breaches any of its representations, warranties or covenants hereunder or the Servicing Standards and such breach results in any loss, damage, deficiency, claim or expense of the Seller, then the Seller shall have the right (subject to any required consents) to purchase the Servicing Rights with respect to all of the Mortgage Loans underlying all of the MBS Servicing Agreements at a purchase price equal to the product of (i) the unpaid principal balance of the Mortgage Loans as of the date the Servicing Rights are repurchased, times (ii) the lesser of (A) the purchase price percentage specified in the Pricing Letter or (B) such percentage as is mutually agreed upon by the Seller and the Purchaser. In addition, the Seller shall, upon such repurchase, reimburse the Purchaser for the amount of any outstanding unreimbursed Advances on the Mortgage Loans.

                                   ARTICLE VI

                     ADMINISTRATION OF TRANSFER OF SERVICING

            Section 6.01 Interim Servicing.

            (a) The Seller and the Purchaser mutually acknowledge that it is impracticable for the Purchaser immediately to perform the Servicing Requirements as of the Cut-off Date and that a period of time from the Cut-off Date to the Transfer Date with respect to each Mortgage Loan (as to any Servicing Rights and Servicing Requirements, the "Interim Period") may be required for the Purchaser directly to assume and perform the physical tasks of such servicing. During the Interim Period, the Seller agrees to interim service all Mortgage Loans as provided in this Section and in accordance with the provisions of the related MBS Servicing Agreements as the interim servicer for the benefit of the Purchaser. Notwithstanding anything in this Agreement to the contrary, the Seller shall make all remittances and comply with all reporting requirements set forth in the related MBS Servicing Agreements during the Interim Period; provided, however, that commencing with the first remittance to be made to the related Trustee on or after the Cut-off Date, the Purchaser shall fund all Advances and payments of Prepayment Interest Shortfall Amounts (as defined in the related MBS Servicing Agreement) required to be made as set forth in and subject to the provisions of this Section 6.01 and the related financing facility for such Advances between the Purchaser and the Seller (subject to the limitation that the Purchaser shall not fund Advances in March, 2001 in an amount exceeding $12,000,000). During the period from the Closing Date to the Transfer Date, the Seller shall interim service the Mortgage Loans for the benefit of the Purchaser on behalf of and as agent and fiduciary of the Purchaser. The Seller shall maintain a complete set of books and records for the Servicing Rights which shall be clearly marked to reflect the ownership of such Servicing Rights by Purchaser as of the Closing Date and the entitlement of the Purchaser to the Servicing Fees and Ancillary Income as provided herein following the Cut-off Date. The Purchaser agrees to pay to the Seller an interim servicing fee equal to $15 per loan per Due Period (as defined in the MBS Servicing Agreements) during the Interim Period (in each case, pro-rated for any partial Due Period). The Seller and the Purchaser mutually agree that no later than five (5) Business Days after the end of each calendar month during the Interim Period the Seller shall deliver to the Purchaser all Servicing Fees and Ancillary Income received during the prior Due Period as the Seller would have been entitled to prior to the Cut-off Date; provided that, the Seller shall be entitled to retain any investment earnings on any Collection Account, distribution account or REO account which accrues prior to the Cut-off Date whether paid prior to or after the Cut-off Date. In lieu of both the Seller and the Purchaser making a payment pursuant to this Section 6.01, the amounts required to be paid hereunder may be netted against one another, with only the net amount being made by the Seller or the Purchaser, as the case may be; provided that, the Purchaser shall not net from any Advances required to be made pursuant to this Section 6.01, the amount of any Servicing Fees due the Purchaser hereunder.

            The Seller and the Purchaser shall notify each Bond Insurer and Trustee thirty (30) days prior to the Transfer Date of the Transfer Date.

            (b) During the Interim Period, the Seller shall notify the Purchaser at least three (3) Business Days prior to the date on which monthly remittances are to be made to the related

Trustee of the net amount of Advances required to be remitted under the related MBS Servicing Agreements and any amounts required to be paid in respect of Prepayment Interest Shortfall Amounts (the "Net Advance Amount"), with reasonable and appropriate back-up information or data to support the determination of such Net Advance Amount, together with information reflecting amounts to be reimbursed to the Purchaser for prior Advances and other amounts that may be applied to the Net Advance Amount with respect to any Remittance Date pursuant to the MBS Servicing Agreements. On or prior to the related Remittance Date, the Purchaser shall remit directly to the related Trustees the related Net Advance Amount; provided that, the Prepayment Interest Shortfall Amounts that are paid by the Purchaser shall not exceed in any month the amount of the Servicing Fees received by the Purchaser in such month. The Seller shall permit the Purchaser to review the Seller's servicing records to confirm the calculations of the Net Advance Amounts described in this Section 6.01(b).

            (c) The Seller shall irrevocably direct the related Trustees in writing, and cause such Trustees to remit directly to the Purchaser and not the Seller amounts received by such Trustees that represent amounts that are available to reimburse Advances that were funded by the Purchaser. To the extent that reimbursement amounts as of the end of the preceding calendar month relating to Advances funded by the Purchaser are received by the Seller and are not required to be remitted to the related Trustee pursuant to the MBS Servicing Agreements, the Seller shall, on or prior to the fifteenth (15th) Business Day of each calendar month, reimburse the Purchaser for such amounts, together with reasonable and appropriate back-up information or data to support the determination of such reimbursement amount.

            (d) Notwithstanding any provision of this Agreement to the contrary, except as provided in Section 6.01 of this Agreement, the Purchaser shall not be required to make or fund any Advances or make any payments in respect of Prepayment Interest Shortfall Amounts pursuant to this Agreement or any MBS Servicing Agreement unless and until the conditions set forth in Section 4.01 have been satisfied.

            (e) It is the express intent of the parties hereto that the Seller shall have no rights whatsoever in respect of any and all reimbursements in respect of Advances made by the Purchaser pursuant to this Agreement or any MBS Servicing Agreement. However, in the event that, notwithstanding the intent of the parties hereto, any rights to reimbursement in respect of Advances made by the Purchaser hereunder are determined to belong, in whole or in part, to the Seller, then the Seller hereby unconditionally assigns, transfers and otherwise conveys to the Purchaser all of its right, title, and interest, in, to and under such rights to reimbursement in respect to Advances made by the Purchaser, whether now existing or hereafter created or arising from time to time with respect thereto until the termination of this Agreement and each MBS Servicing Agreement, and all monies due and or to become due and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the Uniform Commercial Code) thereof.

            Section 6.02 Notice Letters of Transfer.

            Prior to the Transfer Date, unless otherwise agreed by the parties, the Seller shall, at the Seller's expense, notify each Borrower of the transfer of the Servicing Rights and instruct the Borrower to remit all Monthly Payments and all tax and insurance notices to the Purchaser after the

Transfer Date. Such letters shall be mailed on such date and be in such form as is reasonably acceptable to the Seller and the Purchaser. The Seller shall exchange copies of the "hello-goodbye" letters with the Purchaser prior to mailing such letters and shall cooperate on a joint mailing program for notification to the Borrowers. The Seller shall also, at Seller's expense, notify any Custodian and insurance companies and/or agents, that the Servicing Rights are being transferred and instruct such entities to deliver all payments, notices, and insurance statements to the Purchaser after the Transfer Date. Such notices shall instruct such entities to deliver, from and after the Transfer Date, all applicable payments, notices, bills, statements, records, files and other documents to Purchaser. All such notices sent to hazard, flood, earthquake, private mortgage guarantee and other insurers shall comply with the requirements of the applicable master policies and shall instruct such insurers to change the mortgagee clause to "Ocwen Federal Bank FSB, its successors and assigns" or as otherwise required under applicable Servicing Requirements. Seller shall be responsible for the cost of preparing and delivering all notices described in this Section and shall provide Purchaser with a copy of the form of each notice used by Seller to comply with this Section.

            Section 6.03 Statements.

            The Seller shall provide each Borrower with an annual year-end statement in accordance with the MBS Servicing Agreements, and Internal Revenue Service or Treasury Department regulations. Such statement shall reflect the status of the Mortgage Loan up to and including the Transfer Date. The Purchaser shall not have any responsibility for providing such information for the period of time the Mortgage Loan was serviced by the Seller.

            Section 6.04 Tax Contracts.

            The Seller shall cooperate with the Purchaser to accomplish an EDP tape transfer of any tax contracts that are in effect, and reasonably promptly following the Transfer Date the Seller shall assign to the Purchaser "life-of-loan" assignable tax contracts with Fidelity National Tax Service or another nationally recognized tax contract provider on each Mortgage Loan. The Seller shall also pay any fees required to transfer the existing transferable tax service contracts to the Purchaser. In the event that such a "Life-time" tax contract is not presently in force, not presently assignable to the Purchaser or not documented with a complete EDP tax record, the Seller agrees to pay all fees necessary to obtain a tax contract for the related Mortgage Loan.

            Section 6.05 Payments and Notices Received After the Transfer Date.

            The Seller and the Purchaser acknowledge that, during the sixty (60) day period after the Transfer Date, all funds received in connection with the Mortgage Loans, including, but not limited to, tax, insurance, principal, interest and all other types of payments, including, without limitation, mortgage guaranty or mortgage insurance payments, insurance loss drafts and tax refunds, are to be immediately paid over to the Purchaser without offset or deduction. The Purchaser shall be entitled to the service fees and other servicing related income on all such payments. During such sixty (60) day period such funds shall be identified by the Seller's loan numbers and shall be immediately transferred to the Purchaser at the Seller's expense by overnight courier, for next Business Day delivery, at the address for notices to the Purchaser. In addition, Seller shall deliver or cause to be delivered to the Purchaser, as promptly as practicable after receipt by Seller, copies of all correspondence received from any Investor or any Borrower or otherwise relating to any Mortgage Loans. Following such sixty
(60) day period, all such funds and correspondence shall be returned to the sender with a letter of explanation a copy of which letter shall be sent to the Purchaser. The Seller hereby covenants and agrees that it shall maintain such staff and facilities during such sixty (60) day period that are sufficient to perform all of such responsibilities.

            Section 6.06 Service Bureau Cooperation.

            The Seller will cause its service bureau and/or EDP department to cooperate with the Purchaser, and the Seller will provide a test tape, trial tape, and an accurate conversion tape containing all history maintained by the service bureau from the closing date of each MBS Servicing Agreement to the Transfer Date, Pool and loan information as of the Transfer Date so as to complete the conversion of all loan, Pool, and security information recorded on an EDP to EDP basis, or such other basis as may reasonably be requested by Purchaser, including the information set forth in Section 4.02. Such tapes shall be provided to Purchaser in accordance with Section 4.02.

            Section 6.07 Limitations on Interim Servicing.

            From and after the Closing Date, the sole and exclusive ownership of the Servicing Rights shall vest in the Purchaser. The possession of all Mortgage Files and other books, records, accounts and funds by the Seller following the Closing Date is solely in a fiduciary capacity for and at the will of the Purchaser.

            Section 6.08 Custodian Approval.

            If required under the applicable agreement, the Seller will use its best efforts to obtain and deliver to the Purchaser prior to the Transfer Date, an approval by the Seller's document Custodian(s) reflecting its or their willingness to continue to perform the custodial activities for the Purchaser. Such approval shall specify all current prices that the Custodian will charge the Purchaser for services. The Seller shall pay all fees to the Custodian when due if the related MBS Servicing Agreement does not provide for such custodial fees to be paid from collections or other sources and the Purchaser shall have no liability for such fees. The Seller will facilitate the presentation and execution of a new custodial agreement or, at the Purchaser's option, the assignment of any existing agreement between such Custodian and the Purchaser. The Purchaser shall have the option to retain the Seller's Custodian or designate a Custodian of its choice. The Purchaser will name its Custodian at least 30 days prior to the Transfer Date.

            Section 6.09 Missing Social Security Number; Forms W-8 or W-9.

            The Seller will provide a report satisfactory in form and content to the Purchaser to substantiate compliance with Internal Revenue Service and other applicable Treasury Department regulations and requirements applicable to reporting of interest and obtaining Social Security numbers. The Seller also agrees to provide the certification of an authorized officer that the Seller has complied with all Internal Revenue Service and U.S. Treasury Department requirements for due diligence in obtaining and maintaining tax identification numbers for each Mortgage Loan transferred. In addition to the foregoing, the Seller agrees to reimburse the Purchaser for any and all penalties incurred because of Internal Revenue Service and, or, Treasury Department requirements for any missing tax numbers and forms incurred as a result of infractions prior to the Transfer Date.

            Section 6.10 Servicing Platform.

            The term "Servicing Platform" includes the following:

            (a)   Seller's current office space in Irvine, California;

            (b) all of the computer equipment and related accessories and facilities used as of the Closing Date in connection with the servicing of the Mortgage Loans, including, but not limited to the computer hardware required to operate and run the Seller's imaging software;

            (c) all of the computer software, including the imaging software and all enhancements thereof being operated on the computer equipment as of the Closing Date in connection with the servicing of the Mortgage Loans;

            (d) sufficient consultants and support staff with respect to the computer hardware and software to operate the computer system in the same manner it was operated as of the Closing Date in connection with the servicing of the Mortgage Loans;

            (e) all furniture and fixtures and other equipment used as of the Closing Date in connection with the servicing of the Mortgage Loans; and

            (f) sufficient number of the Seller's employees to service the Mortgage Loans in accordance with the requirements of law and the Servicing Requirements.

            The Seller represents and warrants to the Purchaser that the Servicing Platform is adequate and sufficient for the Purchaser to perform all of the Purchaser's obligations as servicer under the MBS Servicing Agreements during the Interim Period.

            The Seller acknowledges that a portion of the Purchase Price represents consideration paid by the Purchaser for the Seller's maintaining the Servicing Platform during the Interim Period. The obligations and performance of the Purchaser under this Agreement are conditioned upon and subject to Seller maintaining the Servicing Platform for the period commencing on the Cut-off Date and continuing thereafter through and including the Transfer Date. The Purchaser will receive all servicing revenues from the MBS Servicing Agreement for this period including without limitation, all Servicing Fees and Ancillary Income in accordance with Section 6.01. The Seller agrees that the Purchaser shall assume no obligations or liabilities and shall not become responsible for the performance or satisfaction of any obligations or liabilities with respect to or arising out of the Servicing Platform. In the event that the Seller fails to maintain the Servicing Platform, then, without waiving any rights or remedies which the Purchaser may have, the Purchaser shall assume the Servicing Requirements subject to the terms and conditions set forth in this Agreement and the Forbearance Agreement if any; provided, however, the Seller shall indemnify the Purchaser pursuant to Section 5.01 with respect to any material reduction or diminution of the value of the Servicing Rights and for the costs and expenses related to curing any servicing deficiencies which result from such failure to maintain the Servicing Platform. The Purchaser shall invoice the Seller with respect to any unreimbursed amounts, and the Seller shall pay such amounts within ten (10) days of receipt of such invoice.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

            Section 7.01 Publicity.

            As soon as practicable after the execution of this Agreement and the Closing Date, a joint press release, in such form as mutually agreed by the parties hereto, shall be issued by the parties hereto. No other publicity regarding the transactions contemplated by this Agreement shall be made without the prior written approval of the parties hereto, except as may be required by applicable law upon the advice of counsel.

            Section 7.02 Consents.

            The purchase and sale of any Servicing Rights is subject to Seller obtaining all Bond Insurer Letters, Rating Agency Letters and Trustee Letters and any other consent or notification letters required pursuant to the MBS Servicing Agreements at its sole expense. The Seller shall obtain such letters prior to the Closing Date. The Purchaser shall cooperate with Seller in obtaining such consent letters and shall timely respond to all reasonable requests from the Investor concerning the Purchaser and its business operations. The Seller shall notify the Purchaser in writing immediately upon obtaining such consent letters, and the Seller shall provide a copy of each such consent letter to Purchaser.

            Section 7.03 Third Party Purchase Option.

            The Purchaser and the Seller acknowledge and agree that in connection with the marketing of certain residuals owned by the Seller which were issued pursuant to an MBS Servicing Agreement, the Seller may be required by a third party purchaser of such residuals (the "Third Party Residual Purchaser") to offer to sell the Servicing Rights related pursuant to such MBS Servicing Agreement to such Third Party Residual Purchaser.

            The Purchaser hereby agrees that, in the event that any Third Party Residual Purchaser requests the right to purchase the Servicing Rights with respect to a related MBS Servicing Agreement, the Purchaser shall sell to such Third Party Residual Purchaser such Servicing Rights subject to any applicable required consents at a purchase price mutually agreed upon by the Seller and the Purchaser plus all outstanding unreimbursed Advances pursuant to such MBS Servicing Agreement.

            The purchase option provided pursuant to this Section 7.03 may only be exercised with respect to the entire pool of Mortgage Loans underlying such MBS Servicing Agreement; partial exercise is not permitted. Any such sale of Servicing Rights pursuant to this Section 7.03 shall be made without any representations, warranties or recourse to the Purchaser, except as to the Purchaser's right to transfer the Servicing Rights free and clear of any lien or encumbrance incurred or suffered by it and to assign any representations or warranties received with respect to the Servicing Rights made by the Seller.

            The purchase option provided pursuant to this Section 7.03 shall be exercisable only by third parties acting on their own behalf. Under no circumstances shall the Seller, any affiliate of the Seller or any third party acting on behalf of the Seller be entitled to exercise the purchase option provided pursuant to this Section 7.03.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

            Section 8.01 Amendment.

            This Agreement may be amended from time to time by the Purchaser and the Seller only by written agreement signed by the Purchaser and the Seller.

            Section 8.02 Governing Law.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

            Section 8.03 Notices.

            All notices or other communications hereunder shall be in writing and shall be deemed to have been given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid; (b) (at 5:00 p.m. local time on the business day following dispatch if sent by a nationally recognized overnight courier; or (c) upon completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provided immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

                  If to the Purchaser:

                  Ocwen Federal Bank FSB
                  The Forum, Suite 1002
                  1675 Palm Beach Lakes Blvd.
                  West Palm Beach, Florida 33401
                  Attention: Secretary
                  Facsimile Number: (561) 682-8177
                  Confirmation Number: (561) 682-8517

                  If to the Seller

                  New Century Mortgage Corporation
                  18400 Von Karman
                  Irvine, California 92612
                  Attention: Patrick Flanagan
                  Facsimile Number: (949) 225-7878
                  Confirmation Number: (949) 225-7843

            Section 8.04 Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 8.05 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            Section 8.06 Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 8.07 Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument. It shall not be necessary in making proof of this Agreement or any counterpart thereof to produce or account for any other counterpart.

            Section 8.08 Entire Agreement, Successors and Assigns.

            Except as otherwise provided herein, this Agreement together with the Pricing Letter constitute the entire agreement between the parties hereto and supersedes all rights and prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement (A) is in writing, (B) is being executed by the Seller (and any person claiming an interest under the Seller) contemporaneously with the sale of the Servicing Rights by the Seller, (C) is approved by either the board of directors or the loan committee of the Seller and the authority for such approval is reflected in the minutes of said board or committee, and (D) shall be, continuously from the time of its execution, an official record of the Seller. This Agreement shall not be assignable in whole or in part by the Seller. The Purchaser shall be permitted to assign this Agreement, in whole or in part. This Agreement and any rights, remedies, obligations or liabilities under or by reason of the Agreement shall inure to the benefit of and be binding on the parties hereto or their respective successors and permitted assigns.

            Section 8.09 Intention of the Parties

            It is the intention of the parties that the Seller is selling, and the Purchaser is purchasing, only the Servicing Rights to the Mortgage Loans and not any interest in the Mortgage Loans themselves.

            Section 8.10 Brokerage Commissions.

            The Purchaser and the Seller represent, each to the other party hereto, that it has dealt with no broker in connection with the transactions contemplated by this Agreement who is entitled to a commission or fee payable by the other party hereunder and each party shall indemnify the other party against any claims for brokerage commissions based solely on such party's own acts.

            Section 8.11 Further Assurances.

            From time to time prior to the Transfer Date, the Seller shall furnish to the Purchaser such reports, information or documentation supplementary to the information contained in the documents and schedules delivered pursuant hereto and deliver such reports as may reasonably be requested by the Purchaser and as are reasonably normal and customary in the mortgage servicing industry, and the Purchaser and the Seller shall afford reasonable cooperation each to the other both prior to and following the Transfer Date.

            The Seller and the Purchaser will each, at the request of the other, execute and deliver to each other all such other instruments or documentation that either may reasonably request in order to perfect the transfer, assignment and delivery to the Purchaser of the Servicing Rights and the consummation of the agreements hereunder, the assumption by the Purchaser of the Servicing Requirements, and the release of the Seller from the Servicing Requirements.

                         [SIGNATURES BEGIN ON NEXT PAGE]

              IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                     OCWEN FEDERAL BANK FSB
                                     (Purchaser)


                                     By: /s/ Richard Delgado
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------
                                     Dated:
                                            ------------------------------------
                                                      RICHARD DELGADO
                                                       Vice President


                                     NEW CENTURY MORTGAGE CORPORATION
                                                (Seller)


                                     By:
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------
                                     Dated:
                                            ------------------------------------

              IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                     OCWEN FEDERAL BANK FSB
                                     (Purchaser)


                                     By:
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------
                                     Dated:
                                            ------------------------------------


                                     NEW CENTURY MORTGAGE CORPORATION
                                                (Seller)


                                     By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                     Title: EVP
                                            ------------------------------------
                                     Dated: 2/28/01
                                            ------------------------------------

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                                   SCHEDULE B

                     DEFAULTS UNDER MBS SERVICING AGREEMENTS

      (a) Seller has been notified by the Bond Insurer that there has been an Event of Default under the MBS Servicing Agreements listed below giving the Bond Insurer the right to terminate Seller as Master Servicer. The Bond Insurer has elected not to exercise this right to terminate, but has specifically reserved the right to do so at any time it finds expedient.

      1. Pooling and Servicing Agreement, dated as of May 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC2.

      2. Pooling and Servicing Agreement, dated as of June 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC3.

      3. Pooling and Servicing Agreement, dated as of December 1, 1997, among Financial Asset Securities Corp., as Depositor, New Century Mortgage Corporation, as Seller and Master Servicer, and U.S. Bank National Association, d/b/a First Bank National Association, as Trustee for Asset Backed Pass-Through Certificates, New Century Home Equity Loan Trust, Series 1997-NC6.

      (b) Apart from the items set forth in (a) above, Seller believes it is not in default of its obligations under any MBS Servicing Agreement. However, Seller notes and hereby discloses that some ambiguity might exist regarding its performance of one specific element of those obligations. Specifically, Seller notes that there could potentially be two competing interpretations of Section
4.03 of the MBS Servicing Agreements regarding the servicer's ability to use principal prepayments deposited in the Collection Account for principal and interest Advances owed.

      Seller's practice, in accordance with its interpretation of the MBS Servicing Agreements, has been to use principal prepayments deposited in the Collection Account to make any needed principal and interest Advances. Auditors and a bond insurer have been aware of this interpretation and practice and have expressed no objection to it.

      Seller notes, however, that the language in Section 4.03 could potentially be interpreted to provide that if the Available Distribution Amount (as defined in the MBS Servicing Agreements) on the Distribution Date (as defined in the MBS Servicing Agreements) is less than the amount that would have been distributed had excess funds in the Collection Account not been used to fund principal and interest Advances in the prior month, the servicer must "replace" such excess funds used for principal and interest Advances in the prior month, even though additional prepayments have been deposited into the Collection Account in the current month and are otherwise available.

                                   SCHEDULE C

           ASSIGNMENTS, TRANSFERS OR ENCUMBRANCES OF SERVICING RIGHTS

      The Servicing Rights were previously covered by a lien of U.S. Bank National Association under its Fourth Amended and Restated Credit Agreement, as amended, with Seller and are subject to the Restated Purchase Agreement, dated as of July 31, 2000, between U.S. Bank National Association and Seller, as amended.

                                    EXHIBIT 1

                            CONTENTS OF MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items:

      1.    Copy of the original Mortgage Note.

      2. Copy of the original recorded Mortgage or Deed of Trust or certified true copy of the Mortgage submitted for recording if the original recorded Mortgage has not yet been returned except that, in Louisiana and Puerto Rico, a true copy thereof, certified by a Notary, may be substituted and if the Mortgage Loan is evidenced by a consolidated mortgage and the consolidation was not accomplished within the body of the most recent Mortgage of record, then a copy of the original recorded Consolidation Agreement shall be included as well.

      3. A copy of the original Assignment of Mortgage executed by the Seller pursuant to Servicing Requirements, which assignment shall be in form and substance acceptable for recording and, if required by Servicing Requirements, recorded. Subject to the foregoing and to Servicing Requirements, such assignments may be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county.

      4.    Copy of the original policy of lender's title insurance.

      5.    Evidence of all Insurance Policies and Insurance Agreements.

      6. Copy of the original of each assumption, extension and modification agreements.

      7.    Copy of the original recorded intervening Assignments of Mortgage.

      8. Original hazard insurance policy or certificate thereof and, if required by law, evidence of flood insurance, with extended coverage of the hazard insurance policy.

      9.    Residential appraisal.

      10.   Origination documents:

            A.    Conventional loan application;

            B.    Credit Report; and

            C. Preliminary Title Report and/or Commitment for Title Insurance. Copies of easements and/or restrictions and Tax Search sheet, if applicable;

      11.   Closing certificates:

            A. Executed Truth in Lending statement pursuant to Federal Reserve Board Regulation Z;

            B. Notices pursuant to the Equal Credit Opportunity Act and Federal Reserve Board Regulation B, as amended;

            C.    Form HUD-1 (Real Estate Settlement Procedures Act);

            D. If a refinance Mortgage, copy of the notice of right to rescind, signed and dated; and

            E. Sale contract/deposit receipt, or escrow instructions, as required.

      12. Other papers and records developed or originated by the Seller or others, required to document the Mortgage Loan or to service the Mortgage Loan pursuant to Servicing Requirements.

                                    EXHIBIT 2

                      FORM OF SELLER'S CLOSING CERTIFICATE

            I, ______________________, hereby certify that I am the duly elected [Vice] President of New Century Mortgage Corporation, a California corporation (the "Seller") and further as follows:

            1. There are no actions, suits or proceedings pending (nor, to my knowledge, are any actions, suits or proceedings threatened), against or affecting the Seller which if adversely determined, individually or in the aggregate, would adversely affect the Seller's obligations under the Servicing Rights Purchase Agreement dated as of February 28, 2001 between the Seller and Ocwen Federal Bank FSB (the "Purchase Agreement").

            2. Each person who, as an officer or representative of the Seller, signed the Purchase Agreement and any document delivered prior hereto or on the date hereof in connection with the purchase described in the Purchase Agreement was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

            3. Attached hereto is a certified true copy of the authorization of the execution of the Purchase Agreement, and such authorization has not been amended, modified, annulled or revoked and is in full force and effect.

      IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:  ______________________, 2001

                                        NEW CENTURY MORTGAGE CORPORATION


                                        By: ______________________________
                                        Name:_____________________________
[Seal]                                  Title: Secretary

      I, ________________________, a ________________________ of New Century
Mortgage Corporation, hereby certify that ________________________ is the duly elected, qualified and acting Secretary of the Seller and that the signature appearing above is [her] [his] genuine signature.

      IN WITNESS WHEREOF, I have hereunto assigned my name.

Dated:  _________________, 2001.

                                        NEW CENTURY MORTGAGE CORPORATION


                                        By: ______________________________
                                        Name:_____________________________
[Seal]                                  Title: Secretary

                                    EXHIBIT 3

                      FORM OF OPINION OF COUNSEL TO SELLER

                                     (Date)

Ocwen Federal Bank FSB
The Forum, Suite 1002
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401

Dear Sirs:

            We have acted as counsel to New Century Mortgage Corporation, a California corporation (the "Seller"), with respect to certain matters in connection with the sale by the Seller of servicing rights (as defined in the) pursuant to that certain Servicing Rights Purchase Agreement, dated as of February 28, 2001 (the "Purchase Agreement"), by and between the Seller and Ocwen Federal Bank FSB, a federally chartered thrift (the "Purchaser"), by and between Seller and Purchaser. This opinion is being provided to you pursuant to
Section 4.01 of the Purchase Agreement.

            Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

            We have reviewed the Purchase Agreement and such other documents as we deemed necessary or advisable for purposes of the opinions set forth below. To the extent that we have deemed appropriate, we have relied upon representations and certifications of officers of the Seller. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. Based upon the foregoing, we are of the opinion that:

            1. The Seller has the requisite power, authority and legal right to engage in the transactions contemplated by the Purchase Agreement and to execute and deliver the Purchase Agreement and to perform and observe the terms and conditions of such agreement.

            2. The Purchase Agreement has been duly authorized, executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms against the Seller, subject to bankruptcy, insolvency and other similar laws and to the availability of equitable remedies.

            3. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, the Purchase Agreement, or the sale of the Servicing Rights or the consummation of the transactions contemplated by the Purchase Agreement except as expressly contemplated by its terms and except for any Investor approval or consent that is required to be given in connection with the Purchase Agreement.

            4. There is no action, suit, proceeding or investigation pending or, to the best of our knowledge, threatened against the Seller which in our judgement, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement.

            5. The Assignments of Mortgage are in recordable form.

                                Very truly yours,


                                ______________________________

                                    EXHIBIT 4

                               SERVICING DOCUMENTS

            [to be provided by Seller no later than the Closing Date]

                                    EXHIBIT 5

                              COMPUTER TAPE FORMAT

                                    EXHIBIT 6

                        LIST OF MBS SERVICING AGREEMENTS

1. Pooling and Servicing Agreement, dated as of February 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC1.

2. Pooling and Servicing Agreement, dated as of May 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC2.

3. Pooling and Servicing Agreement, dated as of June 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC3.

4. Pooling and Servicing Agreement, dated as of August 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC4, as amended by Amendment No. 1, dated as of May 15, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, as Trustee.

5. Pooling and Servicing Agreement, dated as of September 1, 1997, among Financial Asset Securities Corp., as Depositor, New Century Mortgage Corporation, as Seller and Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for Asset Backed Pass-Through Certificates, New Century Home Equity Loan Trust, Series 1997-NC5, as amended by Amendment No. 1, dated as of May 15, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, as Trustee.

6. Pooling and Servicing Agreement, dated as of November 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC5.

7. Pooling and Servicing Agreement, dated as of December 1, 1997, among Financial Asset Securities Corp., as Depositor, New Century Mortgage Corporation, as Seller and Master Servicer, and U.S. Bank National Association, d/b/a First Bank National Association, as Trustee for Asset Backed Pass-Through Certificates, New Century Home Equity Loan Trust, Series 1997-NC6.

8. Pooling and Servicing Agreement, dated as of March 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1998-NC1.

9. Pooling and Servicing Agreement, dated as of May 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for Asset-Backed Floating Rate Certificates, Series 1998-NC2.

10. Pooling and Servicing Agreement, dated as of June 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Certificates, Series 1998-NC3.

11. Pooling and Servicing Agreement, dated as of September 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1998-NC4.

12. Pooling and Servicing Agreement, dated as of September 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1998-NC6.

13. Pooling and Servicing Agreement, dated as of December 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer and Servicer, Option One Mortgage Corporation as Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Mortgage Pass-Through Certificates, Series 1998-NC7.

14. Pooling and Servicing Agreement, dated as of March 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Mortgage Pass-Through Certificates, Series 1999-NC1.

15. Pooling and Servicing Agreement, dated as of March 1, 1999, among Salomon Brothers Mortgage securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC2.

16. Pooling and Servicing Agreement, dated as of April 1, 1999, among Salomon Brothers Mortgage securities VII, Inc., as Depositor, Ameriquest Mortgage Company, Long Beach Mortgage Company, New Century Mortgage Corporation and Ocwen Federal Bank FSB, as Servicers, and Norwest Bank Minnesota, National Association., as Trustee for Floating Rate Mortgage Pass-Through Certificates, Series 1999-3.

17. Pooling and Servicing Agreement, dated as of June 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC3.

18. Pooling and Servicing Agreement, dated as of June 1, 1999, among Financial Asset Securities Corp., as Depositor, New Century Mortgage Corporation, as Servicer, NC Capital Corporation as Seller, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 1999-NCA.

19. Pooling and Servicing Agreement, dated as of August 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC4.

20. Pooling and Servicing Agreement, dated as of September 1, 1999, among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 1999-NCB.

21. Pooling and Servicing Agreement, dated as of December 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC5.

22. Pooling and Servicing Agreement, dated as of December 1, 1999, among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Servicer, NC Capital Corporation as Seller, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 1999-NCD.

23. Pooling and Servicing Agreement, dated as of March 1, 2000, among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 2000-NC1.

24. Pooling and Servicing Agreement, dated as of June 1, 2000, among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 2000-NCA, as amended by Amendment No. 1 dated as of July 31, 2000 and Amendment No. 2 dated as of September 15, 2000, each among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator.

25. Pooling and Servicing Agreement, dated as of June 1, 2000, among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, New Century Mortgage Corporation and Option One Mortgage Corporation, as Master Servicers, U.S. Bank National Association, as Trust Administrator and National City Bank, as Trustee for Home Equity Loan Pass-Through Certificates, Series 2000-HE1.

                                    EXHIBIT 7

                             FORM OF PRICING LETTER

                             Ocwen Federal Bank FSB
                              The Forum, Suite 1002
                           1675 Palm Beach Lakes Blvd.
                         West Palm Beach, Florida 33401

                                     [Date]

New Century Mortgage Corporation
18400 Von Karman Irvine,
California 92612

            Re: Servicing Rights Purchase Agreement (the "Agreement") dated as of February 28, 2001, between Ocwen Federal Bank FSB and New Century Mortgage Corporation

Ladies and Gentlemen:

            This letter agreement between New Century Mortgage Corporation (the "Seller") and Ocwen Federal Bank FSB (the "Purchaser") is made pursuant to the terms and conditions of that certain Servicing Rights Purchase Agreement (the "Agreement") dated as of February 28, 2001, between the Seller and the Purchaser. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

            The purchase price (the "Purchase Price") with respect to each Pool shall be equal to the product of (i) the purchase price percentage set forth on Exhibit A attached hereto times (ii) the aggregate unpaid principal balances of the Mortgage Loans which are subject to such Pool as of the Cut-off Date.

            The rights granted hereunder shall be cumulative with the rights provided under the Agreement and shall inure to the benefit of the Purchaser and its successors and assigns. This letter agreement shall survive the closing of the transaction and shall not be merged with the Agreement or any other agreement, and shall be independently enforceable by the parties hereto. This letter agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but taken together, shall constitute a single document.

      Please acknowledge your agreement with the foregoing by signing and returning the enclosed copy of this letter to the undersigned.

                                          Very truly yours,

                                          OCWEN FEDERAL BANK FSB


                                          By:___________________________________
                                          Name:
                                          Title:

Acknowledged and Agreed:

NEW CENTURY MORTGAGE CORPORATION


By:___________________________________
Name:
Title:

                                    EXHIBIT 8

         SUMMARY OF TERMS AND CONDITIONS FOR INTERIM SERVICING AGREEMENT

                            [Intentionally Omitted]

                                    EXHIBIT 9

                            DOCUMENT DEFICIENCY LIST

            [to be provided by Seller no later than the Closing Date]

                                   EXHIBIT 10

                       COLLECTION ACCOUNT AGENCY AGREEMENT

            This COLLECTION ACCOUNT AGENCY AGREEMENT (this "Agreement") is made as of ___________ __, 2001 and is executed by and among NEW CENTURY MORTGAGE CORPORATION, a California corporation (the "Seller"), OCWEN FEDERAL BANK FSB, a federally chartered savings bank (the "Purchaser") and ______________________________ ("Depository").

                              PRELIMINARY STATEMENT

            The Seller presently services the residential mortgage loans and related mortgaged property (collectively, the "Mortgage Loans") that are subject to each of the MBS Servicing Agreements identified on Exhibit A hereto. Each MBS Servicing Agreement requires the Seller to establish and maintain a segregated account (the "Collection Account") for the benefit of the Certificateholders pursuant each such MBS Servicing Agreement. Each Collection Account is presently maintained at ____________________ (the "Depository") and is identified by account name and account number on Exhibit A hereto. The Seller and the Purchaser contemporaneously with the execution and delivery of this Agreement have entered into the Purchase Agreement, pursuant to which the Seller shall subservice the Mortgage Loans for the Purchaser during the Interim Period (as defined in the Purchase Agreement) and the Seller shall act as agent for the Purchaser in respect of the interim servicing of the Mortgage Loans. The parties hereto desire to agree that during the Interim Period each Collection Account shall be under the control and direction of the Purchaser to the extent control or direction is provided to the Seller in the applicable MBS Servicing Agreement (subject to the Trustee' rights therein), the Seller shall be acting solely as agent for the Purchaser in respect of the Collection Account and that no Collection Account shall be in the name of the Seller, the Purchaser or any party other than the applicable Trustee under the MBS Servicing Agreement.

            In consideration of the mutual agreements hereinafter set forth, the parties hereto agree, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

                                    ARTICLE I

            Section 1.01. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement, and if not defined therein, then in the MBS Servicing Agreements.

            Whenever used in this Agreement, the following words and phrases shall have the following meanings specified in this Article:

            "Agreement": This Collection Account Agency Agreement, including all schedules, exhibits and supplements hereto and amendments hereof.

            "Collection Account": Each "Collection Account" identified on Exhibit A hereto.

            "Closing Date": __________ __, 2001 or such other date mutually agreed upon by the parties hereto.

            "MBS Servicing Agreement": Each of the Pooling and Servicing Agreements identified on Exhibit A hereto pursuant to which the Mortgage Loans are serviced.

            "Purchase Agreement" The Servicing Rights Purchase Agreement by and between the Seller and the Purchaser, dated as of February 28, 2001, including all schedules, exhibits and supplements thereto and amendments thereof.

            "Purchaser": Ocwen Federal Bank FSB, a federal savings bank.

            "Seller": New Century Mortgage Corporation, a California corporation.

            "Trustee": With respect to each MBS Servicing Agreement, the entity identified as the "trustee" therein, or any successor trustee thereunder.

                                   ARTICLE II

           STATUS OF EACH COLLECTION ACCOUNT DURING THE INTERIM PERIOD

            Section 2.01. Irrevocable Instructions to Depository relating to the Collection Accounts.

            The Seller hereby irrevocably instructs Depository that during the Interim Period each Collection Account shall be under the control and direction of the Purchaser to the extent control or direction is provided to the Seller in the applicable MBS Servicing Agreement (subject to the Trustee' rights therein), the Seller shall be acting solely as agent for the Purchaser in respect of the Collection Account and that no Collection Account shall be in the name of the Seller, the Purchaser or any party other than the applicable Trustee under the MBS Servicing Agreement. The Seller acknowledges and agrees that the Purchaser may terminate the Seller as its agent in respect of each or any Collection Account at any time, with or without cause. The Seller covenants and agrees that it shall not establish any other "Collection Accounts" with respect to the MBS Servicing Agreements without the prior written consent of the Purchaser.

            Section 2.02. Acknowledgment of Depository.

            Depository hereby confirms (a) the existence of each of the Collection Accounts, which are maintained at the Depository, and (b) the account number and name of each Collection Account as set forth on Exhibit A annexed hereto. Depository hereby acknowledges the instructions contained in Section
2.01 of this Agreement, and hereby acknowledges that during the Interim Period each Collection Account shall be under the control and direction of the Purchaser to the extent control or direction is provided to the Seller in the applicable MBS Servicing Agreement (subject to the Trustee's rights therein), the Seller shall be acting solely as agent for the Purchaser in respect of the Collection Account and that no Collection Account shall be in the name of the Seller, the Purchaser or any party other than the applicable Trustee under the MBS Servicing Agreement. Depository also hereby acknowledges that upon receipt of written notice from the Purchaser that it has terminated the Seller as its agent, Depository shall thereafter deal only with the Purchaser or its designee in respect of each Collection Account. Depository shall be fully protected in acting upon any instrument, certificate or paper reasonably believed to be genuine and executed by the proper persons at the Seller, the Purchaser, the Trustee or the Bond Insurer.

            Section 2.03. Effect of Non-Sale of Servicing Rights.

            The Purchaser agrees that if for any reason it does not purchase the Servicing Rights with respect to the related MBS Servicing Agreements, that control of such Collection Accounts shall revert back to the Seller or its successor.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

            Section 3.01. Amendment.

            This Agreement may be amended from time to time by the parties hereto only by written agreement signed by the such persons, and with the prior written consent of the applicable Certificate Insurer.

            Section 3.02. Governing Law.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

            Section 3.03. Notices.

            All notices or other communications hereunder shall be in writing and shall be deemed to have been given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid three (3) Business Days after deposit in the U.S. Mail; (b) (at 5:00 p.m. local time on the business day following dispatch if sent by a nationally recognized overnight courier); or (c) upon completion of transmission (which is confirmed by telephone) if transmitted by telecopy or other means of facsimile which provided immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice) identified in the related MBS Servicing Agreement or the Purchase Agreement.

            Section 3.04. Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 3.05. Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument. It shall not be necessary in making proof of this Agreement or any counterpart thereof to produce or account for any other counterpart.

            Section 3.06. Entire Agreement, Successors and Assigns.

            Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties hereto and supersedes all rights and prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement and any rights, remedies, obligations or liabilities under or by reason of the Agreement shall inure to the benefit of and be binding on the parties hereto or their respective successors and permitted assigns.

                         [SIGNATURES BEGIN ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                          OCWEN FEDERAL BANK FSB
                                          (Purchaser)


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          NEW CENTURY MORTGAGE CORPORATION
                                          (Seller)


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          __________________________


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

ACKNOWLEDGED AND AGREED:

[TRUSTEE]


By:___________________________________
Name:_________________________________
Title:________________________________

                                    EXHIBIT A

            List of MBS Servicing Agreements and Collection Accounts

                                   EXHIBIT 11

                               SERVICING STANDARDS

      Subject to the ramp-up time set forth in paragraph F below, the compliance calculations set forth in paragraph G below and the cure periods set forth in paragraph H below, the following servicing performance standards (the "Performance Standards") shall be applicable to Purchaser:

A. Outbound Calling and Collection Calls. As further described below, telephone calls to borrowers are to be made by Purchaser according to the following schedule relating to Mortgage Loans for which bankruptcy or foreclosure actions have not been commenced:

      1. Welcome Calls: At least three attempts during the first 30 days following the Transfer Date.(1)

      2. Collection Calls, 5th through the 18th day of the month: At least one attempt every other Business Day at a 25% Right Party Contact rate.(1)2(3)

      3. Collection Calls, After the 18th day of month: At least two attempts every other business day at a 25% Right Party Contact rate.(1)(2)3

      A further explanation of the Purchaser's Calling Program is as follows:

      Welcome Calls. Welcome calls will be made regardless of the borrower's delinquency status. However, if a borrower is delinquent in the first month following the Transfer Date, the Welcome Call will be made as part of the calling programs described below for Collection Calls.

      Collection Calls - 5th through the 18th day of the Month. These calls are made for all Mortgage Loans that are past due between the 5th and 18th day of the month, except for loans that are screened out from such calls for reasons including, but not limited to: bankruptcies, interim payments in the first 30 days after transfer, loans for which the historical average payment date is before the 18th of the month and loans for which borrowers have requested in writing that Purchaser not contact them.

      Collection Calls - After the 18th Day of the Month but Not Yet in Foreclosure. These calls are made for all Mortgage Loans that are delinquent after the 18th day of the month, except for loans that are screened out from such calls for reasons including, but not limited to: bankruptcies, loans in foreclosure and loans for which borrowers have requested in writing that Purchaser not contact them.

B. Written Correspondence. Purchaser will prepare and deliver the following written correspondence:

      1. Early Late Notices: Purchaser will mail a late notice to all borrowers once they are 5 days past their due date, except for the following loans that are screened out for such written

----------
(1) An "attempt" shall include, at a minimum, an actual dialing of an outbound call to the borrower's telephone number.

(2) Once a Right Party Contact has been made, calls will cease for up to 7 days. For purposes of defining "Business Day", for the Performance Standards Fridays will be deemed to include Friday, Saturday and Sunday.

(3) "Right Party Contact" means contact with an obligor (a signer of the Mortgage Note), or, where applicable, the obligor's legal guardian or attorney-in-fact with respect to the loan.

            correspondence for reasons including, but not limited to: bankruptcies, interim payments in the first 30 days after transfer and loans for which the historical average payment date is before the 18th day of delinquency.

      2 Letter of Intent: Purchaser will mail a letter of intent to foreclose on the 20th day of delinquency.

      3. Demands: When applicable, Purchaser will send a demand letter via certified mail on or about the 35th day of delinquency.

C.    Foreclosure Timelines.

      1. For Mortgage Loans in foreclosure, Purchaser will, subject to paragraph 2 below, not exceed 105% of the following Freddie Mac foreclosure timelines measured in the aggregate on a rolling three month weighted average basis, by loan count across all states. These timelines may be amended from time to time as Freddie Mac amends its published timelines.

                              Foreclosure Timelines

State           Days to Foreclosure          State        Days to Foreclosure
-----           -------------------          -----        -------------------
  AK                    136                    MT                 202
  AL                     75                    NC                 119
  AR                    116                    ND                 150
  AZ                    118                    NE                 129
  CA                    126                    NH                  78
  CO                    104                    NJ                 274
  CT                    176                    NM                 192
  DC                     91                    NV                 139
  DE                    210                    NY                 336(1)
  FL                    151                    OH                 252
  GA                     67                    OK                 217
  HI                    167                    OR                 173
  IA                    212                    PA                 282
  ID                    187                    PR                 375
  IL                    287                    RI                  83
  IN                    253                    SC                 189
  KS                    180                    SD                 203
  KY                    194                    TN                  72
  LA                    216                    TX                  60
  MA                     83                    UT                 164
  MD                     47                    VA                  71
  ME                    330                    VT                 357
  MI                     75                    WA                 156
  MN                    100                    WI                 310
  MO                     77                    WV                  61
  MS                     85                    WY                  93

(1) For New York City 425 days

      2. Excluded from the calculation in Paragraph 1 are Mortgage Loans for which there is not sufficient documentation in the file for commencement or continuation of foreclosure activities as well as Freddie Mac allowable hold times. Purchaser will deliver to the Servicer a list of Mortgage Loans for which necessary documentation is missing on a monthly basis. Additionally, on or before the Transfer Date Seller will provide Purchaser with, or cause Purchaser to be provided with, a list of Mortgage Loans with missing documentation. Upon the receipt of the documentation, the applicable loans will be included in the foreclosure timeline calculation beginning at that time.

D.    Pre-foreclosure Resolution Rate

      1. A "Pre-foreclosure Resolution" will be obtained for at least 55% of the Mortgage Loans (by number of Mortgage Loans) for which foreclosure actions have commenced (a "Defaulted Mortgage Loan"), measured on a rolling three month average basis.

      2.    A "Pre-foreclosure Resolution" shall mean any of the following:

            i. Full reinstatement - means any Defaulted Mortgage Loan for which the borrower brings the Mortgage Loan back to a contractually current status either through a lump sum payment or otherwise consistent with the terms of the related Pooling and Servicing Agreement and has made three consecutive timely payments subsequent to bringing such Mortgage Loan's status current.

            ii. Full payoff - means any Defaulted Mortgage Loan which is paid in full and such payment in full is received by Purchaser in full satisfaction of the indebtedness owed under the applicable Mortgage Note.

            iii. Shortfall payoff - means a Defaulted Mortgage Loan for which a final payment in an amount less than the indebtedness owed under the applicable Mortgage Note is made consistent with the terms of the related Pooling and Servicing Agreement and such payment is received by Purchaser in full satisfaction of such indebtedness.

            iv. Deed-in-Lieu of Foreclosure - means a Defaulted Mortgage Loan for which title to the Mortgaged Property is taken back by Purchaser through deed in lieu of foreclosure and the resulting REO Property is liquidated consistent with the terms of the related Pooling and Servicing Agreement.

            v. Modification (subject to REMIC restrictions) - means a Defaulted Mortgage Loan which is modified in a manner consistent with the related Pooling and Servicing Agreement and for which the Borrower has made three consecutive payments consistent with the terms of such Mortgage Loan as so modified.

            vi. Forbearance Plan - means a Defaulted Mortgage Loan for which a borrower has made three consecutive payments in accordance with a forbearance plan entered into by the borrower.

            vii. Take-out at Foreclosure Sale - means the Mortgaged Property related to a Defaulted Mortgage Loan that is purchased at a foreclosure sale by a party other than Purchaser (or by Purchaser on behalf of the owner of the loan) in a manner consistent with the related Pooling and Servicing Agreement.

E.    REO Sales

      1. With respect to those REO Properties that are being managed by the Purchaser, are not in eviction status and have a marketable title, Purchaser will sell at least 12.5% of such REO Properties (by number of Mortgage Loans) on a monthly basis and obtain "average net proceeds" of at least 87% of the low market value reflected in the applicable broker's indication of value, in each case measured on a rolling 3 month average basis.

      2 "Average net proceeds" - means proceeds from sale after brokerage costs and closing costs.

F.    Ramp-up Time

      Purchaser shall endeavor to meet the Performance Standards contained herein as soon as possible after the Transfer Date, but shall not be considered to be in default under the [______] Agreement unless it fails a performance standard starting during the applicable period reflected in the table below. For those performance standards measured on an average or weighted average three-month rolling basis, Purchaser shall not be considered in default under the [_______] Agreement unless it fails such performance standard after completion of the applicable three-month period.

                                 Ramp-Up Periods

Performance Standard              Applies first 90 Days    Applies After 90 Days
--------------------              ---------------------    ---------------------
Welcome Call Attempts                       Yes                      N/A
1-18 Day Call Attempts                      Yes                      Yes
1-18 Day Right Party Hits                   No                       Yes
18+ Day Call Attempts                       Yes                      Yes
18+ Day Right Party Hits                    No                       Yes
Written Correspondence (All)                Yes                      Yes
Pre-foreclosure Resolution Rate             Yes                      Yes
Foreclosure Timelines                       No                       Yes
REO Liquidation Rate                        No                       Yes
REO Proceeds                                Yes                      Yes

G.    Compliance Calculations

      For calculations of compliance of the Performance Standards set forth in paragraphs A and B, the Purchaser will be deemed to be in compliance of the standards if the Purchaser is meeting the applicable standard in at least 90% of the cases.

H.    Cure Periods

      If the Purchaser is not in compliance with the Performance Standards and notice is given by [______], then the Purchaser will have 30 days to cure such breach. After the 30 day cure period, if the Purchaser is now meeting the applicable standard subject to the compliance calculation, then the Purchaser will be deemed to be in full compliance.